HOME EQUITY MORTGAGE TRUST 2007-1
Issuer

and

U.S. BANK NATIONAL ASSOCIATION
Indenture Trustee

INDENTURE

Dated as of March 9, 2007

_________________________________________________________

MORTGAGE-BACKED NOTES, SERIES 2007-1

_________________________________________________________

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS
Section 1.01	Definitions
Section 1.02	Incorporation by Reference of Trust Indenture Act
Section 1.03	Rules of Construction
Section 1.04	Calculations of Interest

ARTICLE II
ORIGINAL ISSUANCE OF NOTES
Section 2.01	Form
Section 2.02	Execution, Authentication and Delivery
Section 2.03	Conveyance of Subsequent Loans.
Section 2.04	Conveyance of REMIC Regular Interests and Acceptance of REMIC IIA, REMIC IIB and REMIC IIC by the Indenture Trustee; Issuance of Notes.

ARTICLE III
COVENANTS
Section 3.01	Collection of Payments with Respect to Loans
Section 3.02	Maintenance of Office or Agency
Section 3.03	Money for Payments To Be Held in Trust; Paying Agent.
Section 3.04	Existence
Section 3.05	Payment of Principal and Interest; Defaulted Interest.
Section 3.06	Protection of Trust Estate.
Section 3.07	Opinions as to Trust Estate.
Section 3.08	Performance of Obligations; Servicing Agreement.
Section 3.09	Negative Covenants
Section 3.10	Annual Statement as to Compliance
Section 3.11	Representations and Warranties Concerning the Loans
Section 3.12	Assignee of Record of the Loans
Section 3.13	Investment Company
Section 3.14	Servicer as Agent and Bailee of the Indenture Trustee
Section 3.15	Issuer May Consolidate, etc.
Section 3.16	Successor or Transferee.
Section 3.17	No Other Business
Section 3.18	No Borrowing
Section 3.19	Guarantees, Loans, Advances and Other Liabilities
Section 3.20	Capital Expenditures
Section 3.21	Owner Trustee Not Liable for Certificates or Related Documents
Section 3.22	Restricted Payments
Section 3.23	Notice of Events of Default
Section 3.24	Further Instruments and Acts
Section 3.25	Statements to Noteholders
Section 3.26	Allocation of Realized Losses.
Section 3.27	Determination of the LIBOR Rate
Section 3.28	Liquidation on Final Maturity Date
Section 3.29	No Recourse
Section 3.30	Additional Representations
Section 3.31	Basis Risk Reserve Fund.
Section 3.32	Pre-Funding Account and Capitalized Interest Account.
Section 3.33	Payments Under the Policy
Section 3.34	Suspension of Rights During Insurer Default

ARTICLE IV
THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE
Section 4.01	The Notes
Section 4.02	Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar
Section 4.03	Mutilated, Destroyed, Lost or Stolen Notes
Section 4.04	Persons Deemed Owners
Section 4.05	Cancellation
Section 4.06	Book-Entry Notes
Section 4.07	Notices to Depository
Section 4.08	Definitive Notes
Section 4.09	Tax Treatment
Section 4.10	Satisfaction and Discharge of Indenture
Section 4.11	Application of Trust Money
Section 4.12	Repayment of Monies Held by Paying Agent
Section 4.13	Temporary Notes
Section 4.14	Subrogation and Cooperation

ARTICLE V
DEFAULT AND REMEDIES
Section 5.01	Events of Default.
Section 5.02	Acceleration of Maturity; Rescission and Annulment
Section 5.03	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
Section 5.04	Remedies; Priorities.
Section 5.05	Optional Preservation of the Trust Estate
Section 5.06	Limitation of Suits
Section 5.07	Unconditional Rights of Noteholders to Receive Principal and Interest
Section 5.08	Restoration of Rights and Remedies
Section 5.09	Rights and Remedies Cumulative
Section 5.10	Delay or Omission Not a Waiver
Section 5.11	Control by Noteholders
Section 5.12	Waiver of Past Defaults
Section 5.13	Undertaking for Costs
Section 5.14	Waiver of Stay or Extension Laws
Section 5.15	Sale of Trust Estate.
Section 5.16	Action on Notes

ARTICLE VI
THE INDENTURE TRUSTEE
Section 6.01	Duties of Indenture Trustee.
Section 6.02	Rights of Indenture Trustee.
Section 6.03	Individual Rights of The Indenture Trustee
Section 6.04	Indenture Trustee’s Disclaimer
Section 6.05	Notice of Event of Default
Section 6.06	Reports by Indenture Trustee to Holders
Section 6.07	Compensation and Indemnity
Section 6.08	Replacement of Indenture Trustee
Section 6.09	Successor Indenture Trustee by Merger
Section 6.10	Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
Section 6.11	Eligibility; Disqualification
Section 6.12	Preferential Collection of Claims Against Issuer
Section 6.13	Representations and Warranties. The Indenture Trustee hereby represents that:
Section 6.14	Directions to Indenture Trustee
Section 6.15	Compliance with Withholding-Requirements
Section 6.16	Commission Reporting.
Section 6.17	Assessments of Compliance and Attestation Reports

ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS
Section 7.01	Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders
Section 7.02	Preservation of Information; Communications to Noteholders.
Section 7.03	Reports by Issuer.
Section 7.04	Reports by Indenture Trustee

ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES
Section 8.01	Collection of Money
Section 8.02	Trust Accounts.
Section 8.03	Officer’s Certificate
Section 8.04	Termination Upon Payment to Noteholders
Section 8.05	Release of Trust Estate.
Section 8.06	Surrender of Notes Upon Final Payment

ARTICLE IX
SUPPLEMENTAL INDENTURES
Section 9.01	Supplemental Indentures Without Consent of Noteholders.
Section 9.02	Supplemental Indentures With Consent of Noteholders
Section 9.03	Execution of Supplemental Indentures
Section 9.04	Effect of Supplemental Indenture
Section 9.05	Conformity with Trust Indenture Act
Section 9.06	Reference in Notes to Supplemental Indentures
Section 9.07	Supplemental Indentures Affecting the Servicer

ARTICLE X
MISCELLANEOUS
Section 10.01	Compliance Certificates and Opinions, etc.
Section 10.02	Form of Documents Delivered to Indenture Trustee
Section 10.03	Acts of Noteholders.
Section 10.04	Notices, etc., to Indenture Trustee, Issuer, Insurer and Rating Agencies.
Section 10.05	Notices to Noteholders; Waiver
Section 10.06	Alternate Payment and Notice Provisions
Section 10.07	Conflict with Trust Indenture Act
Section 10.08	Effect of Headings
Section 10.09	Successors and Assigns
Section 10.10	Separability
Section 10.11	Benefits of Indenture
Section 10.12	Legal Holidays
Section 10.13	GOVERNING LAW
Section 10.14	Counterparts
Section 10.15	Recording of Indenture
Section 10.16	Issuer Obligation
Section 10.17	No Petition
Section 10.18	Optional Termination.
Section 10.19	Inspection
Section 10.20	Limitation of Liability of Owner Trustee
Section 10.21	Determination of the Terminating Entity.
Section 10.22	Additional Termination Requirements.
Section 10.23	Third Party Beneficiary

ARTICLE XI
REMIC PROVISIONS
Section 11.01	REMIC Provisions.
Section 11.02	Distributions on the REMIC IIA Regular Interests, the REMIC IIB Regular Interests and the REMIC IIC Regular Interests.

ARTICLE XII
CERTAIN MATTERS REGARDING THE INSURER
Section 12.01	Rights of the Insurer to Exercise the Rights of the Class A-1 Notes
Section 12.02	Claims Upon the Policy; Insurance Account.
Section 12.03	Effect of Payments by the Insurer; Subrogation
Section 12.04	Notices and Information to the Insurer

EXHIBITS
EXHIBIT A	FORM OF CLASS A NOTES
EXHIBIT B	FORM OF DEPOSITOR CERTIFICATION
EXHIBIT C	FORM OF INDENTURE TRUSTEE CERTIFICATION
EXHIBIT D	FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY
EXHIBIT E	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
EXHIBIT F	FORM OF POLICY
EXHIBIT G	FORM OF MONTHLY STATEMENT TO CERTIFICATEHOLDERS AND NOTEHOLDERS
APPENDIX A	DEFINITIONS

This Indenture, dated as of March 9, 2007, between Home Equity Mortgage Trust 2007-1, a Delaware statutory trust, as Issuer (the “Issuer”) and U.S. Bank National Association, a national banking association organized under the laws of the United States, and any successor thereto, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Insurer and the Holders of the Issuer’s Mortgage-Backed Notes, Series 2007-1, Class A-1 Notes (the “Notes”).

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to, and under the following: (a) the Initial Loans and any Additional Balances arising thereafter, and all monies due or to become due thereunder; (b) the Payment Account, Basis Risk Reserve Fund, Pre-Funding Account and Capitalized Interest Account and all funds on deposit or credited thereto from time to time and all proceeds thereof; (c) all hazard insurance policies; (d) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; (e) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (f) all proceeds of the foregoing (collectively, the “Trust Estate” or the “Collateral”). Excluded Amounts shall not be transferred to the Trust Estate. The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

PRELIMINARY STATEMENT

The Notes will consist of one class of notes, designated as the Class A-1 Notes.

REMIC I

As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Basis Risk Reserve Fund, the Pre-Funding Account, the Capitalized Interest Account, and the Subsequent Loan Interest) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” The Class G Certificates will represent the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate and the initial Uncertificated Principal Balance for each of the “regular interests” in REMIC I (the “REMIC I Regular Interests”). The latest possible maturity date (determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the REMIC I Regular Interests will be the Latest Possible Maturity Date as defined herein.

Designation	Uncertificated REMIC A Pass-Through Rate	Initial Uncertificated Principal Balance
LT-1	Variable(1)	$ 168,718,903.23
LT-PF	Variable(1)	$ 6,281,296.77
___________________
(1)	Calculated as provided in the definition of Uncertificated REMIC I Pass-Through Rate.

REMIC II

As provided herein, an election will be made to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC II. The Class A-R Certificates (with respect to the Class R-II Interest) will represent the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated REMIC II Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC II (the “REMIC II Regular Interests”). The latest possible maturity date (determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the REMIC II Regular Interests will be the Latest Possible Maturity Date as defined herein.

Designation	Uncertificated REMIC II Pass-Through Rate	Initial Uncertificated Principal Balance
LT-AA	Variable(1)	$ 171,500,000.00
LT-A-1	Variable(1)	$ 1,750,000.00
LT-ZZ	Variable(1)	$ 1,750,000.00
LT-P	Variable(1)	$ 100.00
LT-AR	Variable(1)	$ 100.00
___________________
(1)	Calculated as provided in the definition of Uncertificated REMIC II Pass-Through Rate.

REMIC III

As provided herein, an election will be made to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC III. The Class A-R Certificates (with respect to the Class R-III Interest) will represent the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Note Interest Rate, aggregate Initial Note Balance or Initial Certificate Balance and minimum denominations for each Class of Notes and the Class P and Class X-1 Certificates comprising the interests representing “regular interests” in REMIC III, and the Class A-R Certificates, Class G Certificates and Class X-2 Certificates which are not “regular interests” in REMIC III. The latest possible maturity date (determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the Notes and Certificates will be the Latest Possible Maturity Date as defined herein.

	Note Balance or Certificate Balance	Note Interest Rate	Minimum Denomination	Integral Multiples in Excess of Minimum
Class A-1	$175,000,000.00	Adjustable(1)	$25,000	$1
Class P	$100.00	Variable(2)	$100	N/A
Class A-R	$100.00	Variable(2)	$100	N/A
Class G	$0.00	Adjustable(1)	100%	N/A
Class X-1	$0.00	Variable(3)(4)	100%	N/A
Class X-2	$0.00	0.00%	N/A	N/A
______________
(1)	The Class A-1 Notes and the Class G Certificates have an adjustable rate and will receive interest pursuant to formulas based on LIBOR, subject to the Net Funds Cap.

(2)	The Note Interest Rate on the Class P Certificates and Class A-R Certificates is equal to the Net Funds Cap.

(3)
The Class X-1 Certificates will have an initial principal balance of $0.00 and will accrue interest on its notional amount. For any Payment Date, the notional amount of the Class X-1 Certificates will be equal to the Aggregate Collateral Balance minus the aggregate Certificate Balance of the Class A-R and Class P Certificates immediately prior to such Payment Date. The initial notional amount of the Class X-1 Certificates is $175,000,000.00.

(4)	The Class X-1 Certificates are variable rate and will accrue interest on a related notional amount.

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02  Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the “TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.03  Rules of Construction. Unless the context otherwise requires:

(i)  a term has the meaning assigned to it;

(ii)  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)  “or” includes “and/or”;

(iv)  “including” means including without limitation;

(v)  words in the singular include the plural and words in the plural include the singular;

(vi)  the term “proceeds” has the meaning ascribed thereto in the UCC; and

(vii)  any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.04  Calculations of Interest. The calculation of the Indenture Trustee Fee, the Servicing Fee, the Credit Risk Manger Fee, the Insurer Premium and interest on the Class X-1 Certificates, Class P Certificates and Class A-R Certificates and the REMIC Regular Interests shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest on the Class A-1 Notes and Class G Certificates shall be made on the basis of the actual number of days in the Accrual Period and a year assumed to consist of 360 days. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01  Form. The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

Section 2.02  Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall authenticate and deliver the Notes and Certificates for original issue in an aggregate initial principal amount of approximately $175,000,200, upon receipt of an Issuer Request containing instructions to do so.

Each Class of Notes shall be dated the date of its authentication. The Book-Entry Notes shall be issuable in book entry format and shall be issuable in minimum Initial Note Balances of $25,000 and in integral multiples of $1 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03  Conveyance of Subsequent Loans.

(a)  The Seller, pursuant to the Loan Purchase Agreement, sells, transfers, assigns, sets over and otherwise conveys to the Trust for the benefit of the Noteholders, without recourse, all right, title and interest in such Subsequent Loans (which does not include servicing rights), including all interest and principal due on or with respect to such Subsequent Loans on or after the related Subsequent Transfer Date and all interest and principal payments on such Subsequent Loans received prior to the Subsequent Transfer Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Loans prior to the related Subsequent Transfer Date, any insurance policies in respect of such Subsequent Loans and all proceeds of any of the foregoing. Upon one Business Day’s prior written notice to the Indenture Trustee, the Servicer, the Insurer and the Rating Agencies, on any Business Day during the Pre-Funding Period designated by the Depositor, the Depositor, the Seller, the Servicer and the Indenture Trustee shall complete, execute and deliver a Subsequent Transfer Agreement, and with the consent of the Insurer, so long as no Rating Agency has provided notice that the execution and delivery of such Subsequent Transfer Agreement will result in a reduction or withdrawal of the ratings assigned to the Notes or the Class G Certificates, without regard to the Policy.

The transfer of Subsequent Loans and the other property and rights relating to them on a Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

(i)  each Subsequent Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under the Loan Purchase Agreement as of the applicable Subsequent Transfer Date; provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Loan, the obligation under Section 2(d) of the Loan Purchase Agreement of the Seller to cure, repurchase or replace such Subsequent Loan shall constitute the sole remedy against the Seller respecting such breach available to Noteholders, the Depositor or the Indenture Trustee;

(ii)  the Indenture Trustee, the Insurer and the Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, stating that each REMIC in the Trust Fund is and shall continue to qualify as a REMIC following the transfer of the Subsequent Loans, to be delivered as provided pursuant to paragraph (b) below;

(iii)  the Rating Agencies, the Insurer, the Indenture Trustee and the Indenture Trustee are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, confirming that the transfer of the Subsequent Loans conveyed on such Subsequent Transfer Date is a true sale, to be delivered as provided pursuant to paragraph (b) below;

(iv)  the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Loans does not result in a reduction or withdrawal of any ratings assigned to the Notes or the Class G Certificates by the Rating Agencies, without regard to the Policy;

(v)  no Subsequent Loan conveyed on such Subsequent Transfer Date is 30 or more days contractually delinquent as of such date;

(vi)  the servicer of each Subsequent Loan will be PNC.

(vii)  the remaining term to stated maturity of such Subsequent Loan does not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

(viii)  such Subsequent Mortgage Loan does not have a Net Mortgage Rate less than 8.00% per annum;

(ix)  the Seller shall have deposited in the Custodial Account all principal and interest collected with respect to the related Subsequent Loans on or after the related Subsequent Transfer Date;

(x)  such Subsequent Loan does not have a Combined Loan-to-Value Ratio greater than 100.00%;

(xi)  such Subsequent Loan has a principal balance not greater than $550,000;

(xii)  no Subsequent Loan shall have a final maturity date after April 1, 2037;

(xiii)  such Subsequent Loan is secured by a first or second lien;

(xiv)  such Subsequent Loan is otherwise acceptable to the Rating Agencies and the Insurer;

(xv)  [reserved];

(xvi)  following the conveyance of such Subsequent Loans on such Subsequent Transfer Date the characteristics of the Loans (based on the Initial Loans as of the Cut-off Date and the Subsequent Loans as of their related Subsequent Transfer Date) will be as follows:

(A)	a weighted average Mortgage Interest Rate of at least 10.00%;

(B)	a weighted average remaining term to stated maturity of less than 200 months;

(C)	a weighted average Combined Loan-to-Value Ratio of not more than 100%;

(D)	a weighted average Credit Score of at least 680;

(E)	no more than 5.00% by aggregate Cut-off Date Principal Balance are balloon loans;

(F)	no more than 40.00% by aggregate Cut-off Date Principal Balance are concentrated in one state; and

(G)	no more than 15.00% by aggregate Cut-off Date Principal Balance relate to non-owner occupied properties;

(xvii)  neither the Seller nor the Depositor shall be insolvent or shall be rendered insolvent as a result of such transfer;

(xviii)  no Event of Default has occurred hereunder; and

(xix)  the Depositor shall have delivered to the Indenture Trustee an Officer’s Certificate confirming the satisfaction of each of these conditions precedent.

(b)  Upon (1) delivery to the Indenture Trustee and the Insurer by the Depositor of the Opinions of Counsel referred to in Sections 2.03(a)(ii) and (iii), (2) delivery to the Indenture Trustee and the Insurer by the Depositor of a revised Loan Schedule reflecting the Subsequent Loans conveyed on such Subsequent Transfer Date and delivery of the related Subsequent Loans to the Indenture Trustee or the Custodian and (3) delivery to the Indenture Trustee and the Insurer by the Depositor of an Officer’s Certificate confirming the satisfaction of each of the conditions precedent set forth in Section 2.03(a), the Indenture Trustee shall remit to the Seller the Aggregate Subsequent Transfer Amount related to the Subsequent Loans transferred by the Seller on such Subsequent Transfer Date from funds in the Pre-Funding Account.

(c)  The Indenture Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer’s Certificate.

Section 2.04  Conveyance of REMIC Regular Interests and Acceptance of REMIC I, REMIC II and REMIC III by the Indenture Trustee; Issuance of Notes.

(a)  The Issuer, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Indenture Trustee without recourse all the right, title and interest of the Issuer in and to the REMIC I Regular Interests for the benefit of the Holder of the REMIC II Regular Interests and the Holders of the Class A-R Certificates (in respect of the Class R-II Interest). The Indenture Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and Holder of the Class A-R Certificates (with respect to the Class R-II Interest). The interests evidenced by the Class A-R Certificates (with respect to the Class R-II Interest), together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

The Issuer, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Indenture Trustee without recourse all the right, title and interest of the Issuer in and to the REMIC II Regular Interests for the benefit of the Holder of the Class A-1 Notes, Class X-1 Certificates, Class P Certificates and the Holders of the Class A-R Certificates (in respect of the Class R-III Interest). The Indenture Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class A-1 Notes, Class X-1 Certificates, Class P Certificates and Holder of the Class A-R Certificates (with respect to the Class R-III Interest). The interests evidenced by the Class A-R Certificates (with respect to the Class R-III Interest), together with the Class A-1 Notes, Class X-1 Certificates and Class P Certificates, constitute the entire beneficial ownership interest in REMIC III.

(b)  Concurrently with (i) the assignment and delivery to the Indenture Trustee of REMIC I (including the residual interest therein represented by the Class G Certificates) and the acceptance by the Indenture Trustee thereof; (ii) the assignment and delivery to the Indenture Trustee of REMIC II (including the Class R-II Interest therein represented by the Class A-R Certificates) and (ii) the assignment and delivery to the Indenture Trustee of REMIC III (including the Class R-III Interest therein represented by the Class A-R Certificates) and the acceptance by the Indenture Trustee thereof, the Issuer has executed and the Indenture Trustee has authenticated and delivered to or upon the order of the Issuer, the Class A-1 Notes and the Certificates in authorized denominations.

ARTICLE III

COVENANTS

Section 3.01  Collection of Payments with Respect to Loans. The Indenture Trustee shall establish and maintain with itself the Payment Account in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same Business Day as it is received from the Servicer (if received prior to 2 PM New York City time, or if received thereafter, on the next Business Day), each remittance received by the Indenture Trustee with respect to the Loans. The Indenture Trustee shall use reasonable care, based on the information it receives from the Servicer, to establish and maintain accounting entries for the Payment Account that indicate the deposit therein of principal and interest collections for the Loans. The Indenture Trustee shall make all payments of principal and interest on the Notes, subject to Section 3.03, as provided in Section 3.05 from monies on deposit in the Payment Account.

Section 3.02  Maintenance of Office or Agency. The Issuer will maintain in the City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03  Money for Payments To Be Held in Trust; Paying Agent.

(a)  As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer hereby appoints the Indenture Trustee to act as initial Paying Agent hereunder.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i)  hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)  give the Indenture Trustee and Insurer written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)  at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)  immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(v)  comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)  deliver to the Indenture Trustee a copy of the Servicing Certificate prepared with respect to each Payment Date by the Servicer pursuant to Section 4.01 of the Servicing Agreement.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon receipt by the Indenture Trustee or any Paying Agent (as applicable) of an Issuer Request containing instructions to do so; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

Section 3.04  Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Loans and each other instrument or agreement included in the Trust Estate.

Section 3.05  Payment of Principal and Interest; Defaulted Interest.

(a)  On each Payment Date from amounts on deposit in the Payment Account with respect to the Loans (after payment of the applicable Servicing Fee to the Servicer, the Insurer Premium to the Insurer and amounts described in Section 6.07), the Indenture Trustee shall pay the Certificate Paying Agent on behalf of the Class G Certificateholders from Principal Collections, an amount equal to the lesser of the Additional Balance Advance Amount, if any, as of such Payment Date and the Principal Collections for such Payment Date.

(b)  On each Payment Date, payments shall be made from the Interest Remittance Amount in the following priority, in each case to the extent of the remaining Interest Remittance Amount:

(i)  first, to the Certificate Paying Agent on behalf of the Class G Certificates, Current Interest and any Carryforward Interest for that Payment Date;

(ii)  second, pro rata, to the Class A-1 Notes and to the Certificate Paying Agent on behalf of the Class A-R Certificates and Class P Certificates, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(iii)  third, to the Insurer, the aggregate of all Insurer Reimbursement Amounts, to the extent not previously paid or reimbursed or covered and all amounts due to the Insurer under the Insurance Agreement;

(iv)  on the Payment Dates occurring in March 2007, April 2007 and May 2007, to the Seller an amount equal to the amount received during the related Collection Period which constitutes related Subsequent Loan Interest; and

(v)  for application as part of the Monthly Excess Cashflow for such Payment Date, as provided in paragraph (d) of this Section 3.05, the Interest Remittance Amount remaining after application pursuant to clauses (i) through (iv) of Section above.

(c)  On each Payment Date, the Principal Payment Amount, less any principal payment made to the Certificate Paying Agent on behalf of the Class G Certificates, shall be distributed in the following order of priority:

(i)  first, commencing on the payment date in May 2012, to the Certificate Paying Agent on behalf of the Class P Certificates, until the Class Principal Balance thereof has been reduced to zero;

(ii)  second, to the Certificate Paying Agent on behalf of the Class A-R Certificates, until the Class Principal Balance thereof has been reduced to zero, and then to the Class A-1 Notes until the Class Principal Balances thereof has been reduced to zero;

(iii)  third, to the Insurer, any Insurer Reimbursement Amounts, to the extent not paid from interest distributions;

(iv)  for application in the same manner as the Monthly Excess Cashflow for such Payment Date, as provided in paragraph (d) of this Section 3.05, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iii) above.

(d)  On each Payment Date, the Monthly Excess Cashflow shall be distributed in the following order of priority:

(i)  first, an amount equal to the aggregate Realized Losses on the Mortgage Loans incurred during the related Collection Period, such amount to be distributed in the same manner as the Principal Payment Amount as set forth above in Section 3.05(c) (any such amount, an “Excess Cashflow Loss Payment”);

(ii)  second, on the first two Payment Dates, to the Certificate Paying Agent on behalf of the Class X-1 Certificateholders, 100% of the remaining Monthly Excess Cashflow;

(iii)  third, to the Certificate Paying Agent on behalf of the Class G Certificates, an amount equal to the lesser of the Monthly Excess Cashflow and the Additional Balance Advance Amount after the application of all other payments thereon on that Payment Date;

(iv)  fourth, to the Insurer, any Insurer Reimbursement Amounts, to the extent not paid from interest and principal distributions;

(v)  fifth, until the Overcollateralization Amount equals the Targeted Overcollateralization Amount for such date, on each Payment Date, to the extent of Monthly Excess Interest for such Payment Date, to fund any principal payments to the Class A-1 Notes and Class A-R Certificates and Class P Certificates required to be made on such Payment Date set forth above in clause (c) above, after giving effect to the payment of the Principal Payment Amount for such Payment Date, in accordance with the priorities set forth therein;

(vi)  sixth, to the Class A-1 Notes and to the Certificate Paying Agent on behalf of the Class G Certificates, any applicable Basis Risk Shortfall for each such Class, on a pro rata basis;

(vii)  seventh, to the Indenture Trustee and the Administrator, any Trustee Additional Expenses and any amounts owing to the Indenture Trustee and the Administrator pursuant to Section 6.07 and the Owner Trustee pursuant to Article VII of the Trust Agreement, in each case remaining unpaid;

(viii)  eighth, from amounts otherwise distributable to the Class X-1 Certificates, to the Basis Risk Reserve Fund, the Required Reserve Fund Deposit; and

(ix)  ninth, to the Certificate Paying Agent on behalf of the Class X-1 Certificates, (a) the Class X-1 Distribution Amount for such Payment Date reduced by amounts distributed pursuant to clause (iv) of Section 3.05(b) for such Payment Date, (b) the amount of any Overcollateralization Release Amount for such Distribution Date, (c) any amounts withdrawn from the Basis Risk Reserve Fund for distribution to such Class X-1 Certificates pursuant to Section 3.31(b) and (d) for any Payment Date on or after which the aggregate Class Principal Balance of the Notes and Certificates has been reduced to zero, the Overcollateralization Amount.

(e)  On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this Section 3.05 for the purpose of reimbursing the Owner Trustee with respect to certain amounts and distributing such funds to the Certificateholder.

(f)  The amounts paid to Noteholders shall be paid to the Notes in accordance with the applicable percentage as set forth in paragraph (i) below. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Noteholder holds Notes of an aggregate initial Note Balance of at least $1,000,000, be paid to each Noteholder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Noteholder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Noteholder’s address as it appears in the Note Register the amount required to be distributed to such Noteholder on such Payment Date pursuant to such Noteholder’s Notes; provided, however, that the Indenture Trustee shall not pay to such Noteholders any amount required to be withheld from a payment to such Noteholder by the Code.

(g)  The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the form of Note set forth in Exhibit A. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date relating to the Payment Date immediately preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed or transmitted by facsimile no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

Section 3.06  Protection of Trust Estate.

(a)  As and when requested by the Indenture Trustee or the Insurer, the Issuer will from time to time authorize, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)  maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)  cause the Trust Estate to enforce any of the Loans; or

(iv)  preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Insurer and the Noteholders in such Trust Estate against the claims of all persons and parties.

(b)  Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money, an instrument, tangible chattel paper, a negotiable document, a certificated security, or goods, or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b)) unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any instrument required to be executed pursuant to this Section 3.06.

Section 3.07  Opinions as to Trust Estate.

(a)  On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Insurer and the Owner Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to perfect the lien and security interest in the Loans and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to perfect such lien and security interest.

(b)  On or before December 31st in each calendar year, beginning in 2008, the Issuer shall furnish to the Indenture Trustee and the Insurer an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Loans and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Loans until December 31 in the following calendar year.

Section 3.08  Performance of Obligations; Servicing Agreement.

(a)  The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b)  The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall constitute performance of its duties under this Indenture.

(c)  The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Loans or any such instrument, except such actions as the Servicer is expressly permitted to take in the Servicing Agreement. The Indenture Trustee may exercise the rights of the Issuer to direct the actions of the Servicer pursuant to the Servicing Agreement.

(d)  The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer’s obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

Section 3.09  Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(i)  except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so in writing by the Indenture Trustee;

(ii)  claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(iii)  (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(iv)  waive or impair, or fail to assert rights under, the Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders or the Insurer.

Section 3.10  Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Insurer, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 2007), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)  a review of the activities of the Issuer during such year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer’s supervision; and

(ii)  to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.11  Representations and Warranties Concerning the Loans. The Indenture Trustee, as the holder of a security interest in the Loans, has the benefit of the representations and warranties made by the Seller in the Loan Purchase Agreement concerning the Loans and the right to enforce, and upon direction of the Issuer, the Indenture Trustee shall endorse the remedies against the Seller provided in such Loan Purchase Agreement to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

Section 3.12  Assignee of Record of the Loans. The Issuer hereby directs and authorizes the Indenture Trustee to hold record title to the Loans by being named as payee in the endorsements of the Mortgage Notes and assignee in any Assignments of Mortgage required to be recorded under the terms of the Loan Purchase Agreement. Except as expressly provided in the Loan Purchase Agreement or in the Servicing Agreement with respect to any specific Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer such record title to any of the Loans until such time as the remaining Trust may be released pursuant to Section 8.05(b). The Indenture Trustee’s holding of such record title shall in all respects be subject to its fiduciary obligations to the Noteholders hereunder.

Section 3.13  Investment Company. The Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.13 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.14  Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Article 9 of the UCC or other similar applicable law, rule or regulation, the Issuer, the Indenture Trustee hereby acknowledge that the Servicer are acting as agent and bailee of the Indenture Trustee in holding amounts (a) on deposit in the Custodial Accounts pursuant to Section 3.02 of the Servicing Agreement that are allocable to the Loans, as well as its agent and bailee in holding any Related Documents released to the Servicer pursuant to Section 3.06(c) of the Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicer. It is intended that, by the Servicer’s acceptance of such agency pursuant to Section 3.02 of the Servicing Agreement, the Indenture Trustee will have a perfected security interest in such Related Documents, such monies and such other items for purposes of Article 9 of the UCC.

Section 3.15  Issuer May Consolidate, etc.

(a)  The Issuer shall not consolidate or merge with or into any other Person, unless the Insurer consents thereto and:

(i)  the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee and Insurer, the due and punctual payment of the principal of and interest on all Notes, the payment of the Insurer Premium to the Insurer and all other amounts payable to the Indenture Trustee, the Counterparty, the Insurer, the payment to the Certificate Paying Agent, of all amounts due to the Certificateholders and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)  immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii)  the Rating Agencies shall have notified the Issuer and the Insurer, with respect to the Class A-1 Notes and Class G Certificates, that such transaction shall not cause the rating of any of the Notes or Certificates to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade, without regard to the Policy;

(iv)  the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

(v)  any action that is necessary to maintain the lien and security interest created by this Indenture, and the perfection and priority thereof, shall have been taken; and

(vi)  the Issuer shall have delivered to the Indenture Trustee and Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.15 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b)  The Issuer shall not convey or transfer its properties or assets, including those included in the Trust Estate as an entirety or substantially as an entirety, to any Person, unless the Insurer consents thereto and:

(i)  the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Insurer, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes, the payment of the Insurer Premium and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer, the Insurer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Securities and Exchange Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)  the Rating Agencies shall have notified the Issuer (with a copy to the Indenture Trustee and the Insurer) that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn without regard to the Policy;

(iv)  the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

(v)  any action that is necessary to maintain the lien and security interest created by this Indenture, and the perfection and priority thereof, shall have been taken; and

(vi)  the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.16  Successor or Transferee.

(a)  Upon any consolidation or merger of the Issuer in accordance with Section 3.15(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)  Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.15(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Insurer of such conveyance or transfer.

Section 3.17  No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.18  No Borrowing. Except as contemplated by the Indenture or the Basic Documents, the Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

Section 3.19  Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.20  Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.21  Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein shall not be taken as the statements of the Owner Trustee, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Indenture, of any Basic Document or of the Certificate (other than the signatures of the Owner Trustee on the Certificate) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholder under the Trust Agreement or the Noteholders under this Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee other than any such action taken at the direction of the Owner Trustee.

Section 3.22  Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholder as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement and this Indenture and (y) payments to the Servicer pursuant to the terms of the Servicing Agreement. The Issuer shall not, directly or indirectly, make payments to or distributions from the Custodial Account except in accordance with this Indenture and the Basic Documents.

Section 3.23  Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Section 3.24  Further Instruments and Acts. Upon request of the Indenture Trustee or the Insurer, the Issuer will authorize, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.25  Statements to Noteholders. On each Payment Date, the Indenture Trustee shall make available on its website at http://www.usbank.com/abs or such other website as the Indenture Trustee may designate from time to time to the Insurer, each Noteholder and Certificateholder, respectively, (a) the Servicing Certificate received by it, on the related Data Remittance Date pursuant to Section 4.01 of the Servicing Agreement and (b) a monthly statement prepared by the Indenture Trustee on the basis of the Servicing Certificate setting forth the items listed on Exhibit G. The Indenture Trustee shall post on the above referenced website, on a monthly basis, current loan level data reports about the Loans in the Trust Fund.

Assistance in using the Indenture Trustee’s website can be obtained by calling the Indenture Trustee’s customer service desk at (800) 934-6802.

For purposes of the information reported in the Monthly Statement to Noteholders prepared by the Indenture Trustee, a Loan is considered to be delinquent for purposes of trust reporting in accordance with the definition of “Delinquent.”

In addition to the foregoing, the Indenture Trustee shall post an electronic file containing current loan level data with respect to the Loans (“Loan Level Data”), on a monthly basis, to the website referred to in this section. The Loan Level Data will include fields as agreed to by the Depositor and the Indenture Trustee from time to time. The Loan Level Data will be based solely on information provided by the Servicer, and the Indenture Trustee’s provision of the Loan Level Data is subject to the availability, timeliness and accuracy of the information provided by the Servicer. The Loan Level Data will not include any personally identifiable information, including but not limited to: borrower name, borrower address, property address, borrower social security number, and originator’s loan account number. The Loan Level Data may include recent property valuation information, including based on a recent broker’s price opinion. As agreed to by the Depositor and the Indenture Trustee, the format of the Loan Level Data may be modified at any time, and the posting of the Loan Level Data may be discontinued at any time. The Indenture Trustee will not be required to provide the Loan Level Data in paper form.

Section 3.26  Allocation of Realized Losses.

The Class Principal Balance of the Class A-1 Notes and the Class G, Class A-R and Class P Certificates will not be reduced in the event that the Overcollateralization Amount has been reduced to zero on any Payment Date and an Applied Loss Amount exists. To the extent the Class Principal Balance of the Class A-1 Notes or Class G Certificates is reduced as a result of a payment made under the Policy, such Class shall thereafter receive Current Interest on that reduced Class Principal Balance in accordance with Section 3.05(b).

All Realized Losses on the Mortgage Loans shall be allocated on each Payment Date to the following REMIC I Regular Interests:  first, to REMIC I Regular Interests LT-1 until the Uncertificated Principal Balance thereof has been reduced to zero, then to REMIC I Regular Interest LT-PF until the Uncertificated Principal Balance thereof has been reduced to zero, however, that with respect to the first three Payment Dates, Realized Losses relating to the Initial Loans shall be allocated to REMIC I Regular Interest LT-1 and Realized Losses relating to the Subsequent Mortgage Loans shall be allocated to REMIC I Regular Interest LT-PF until the Uncertificated Principal Balance thereof has been reduced to zero.

(vii) All Realized Losses on the REMIC I Regular Interests LT-1 and LT-PF shall be deemed to have been allocated to the following REMIC II Regular Interests in the specified percentages, as follows: first to Uncertificated Accrued Interest payable to the REMIC II Regular Interests LT-AA and LT-ZZ up to an aggregate amount equal to the excess of (a) the REMIC II Interest Loss Allocation Amount over (b) Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Loans for such Payment Date, 98% and 2%, respectively; and second, to the Uncertificated Principal Balances of the REMIC II Regular Interests LT-AA and LT-ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98% and 2%, respectively.

Section 3.27  Determination of the LIBOR Rate. On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Indenture Trustee and as to any Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Reuters Screen LIBOR01 as of 11:00 A.M., London time, on that LIBOR Rate Adjustment Date. Reuters Screen LIBOR01 Page means the display designated as the Reuters Monitor Money Rates Service or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Seller and the Insurer, the rate will be the Reference Bank Rate.

The Reference Bank Rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Seller. The Reference Bank Rate will be determined as of 11:00 A.M., London time, on the LIBOR Rate Adjustment Date on the basis of rates offered by the Reference Banks to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class A-1 Notes and Class G Certificates. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Seller and the Insurer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class A-1 Notes and Class G Certificates. If no quotations can be obtained, the rate will be LIBOR for the prior Payment Date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the third consecutive Payment Date, the Indenture Trustee after consultation with the Seller and the Insurer shall select an alternative comparable index over which the Indenture Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the Note Interest Rate applicable to the Class A-1 Notes and Class G Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Section 3.28  Liquidation on Final Maturity Date. On the Final Maturity Date, if the Securities are not paid in full on or prior to the Final Maturity Date, the Indenture Trustee shall take full account of the assets and liabilities of the Issuer, shall liquidate the assets, in a commercially reasonable manner and on commercially reasonable terms, as promptly as is consistent with obtaining the fair value thereof and in accordance with Section 5.15, and shall apply and distribute the proceeds therefrom in the order of priority described in Section 3.05(b), (c), (d) and (e).

Section 3.29  No Recourse. Upon the occurrence of an Event of Default under the Notes, this Indenture or the other Basic Documents, Noteholders shall have recourse only to the related Collateral and all proceeds thereof, as and to the extent provided herein, and no recourse shall be had by such Noteholders against the Issuer or its other assets or properties.

Section 3.30  Additional Representations. The Issuer hereby represents and warrants to the Indenture Trustee and the Insurer that as of the Closing Date:

(a)  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Notes in favor of the Indenture Trustee, which security interest is prior to all other Liens (except as expressly permitted otherwise in this Indenture), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)  The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC.

(c)  The Issuer owns and has good and marketable title to the Mortgage Notes free and clear of any Lien of any Person.

(d)  The original executed copy of each Mortgage Note (except for any Mortgage Note with respect to which a Lost Note Affidavit has been delivered to a Custodian) has been delivered to a Custodian.

(e)  The Issuer has received a written acknowledgment from a Custodian that such Custodian is acting solely as agent of the Indenture Trustee.

(f)  Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Mortgage Notes other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or any security interest that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(g)  None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, except for (i) any endorsements that are part of a complete chain of endorsements from the originator of the Mortgage Note to the Indenture Trustee, and (ii) any marks or notations pertaining to Liens that have been terminated or released.

(h)  With respect to that portion of the Collateral described in clause (f), the Issuer represents to the Indenture Trustee that:

(i)  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii)  The Collateral constitutes “general intangibles” within the meaning of the applicable UCC.

(iii)  The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(iv)  Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

Section 3.31  Basis Risk Reserve Fund.

(a)  On the Closing Date, the Indenture Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Class A-1 Notes, the Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Indenture Trustee pursuant to this Indenture.

(b)  On the Closing Date, $1,000 will be deposited by the Depositor into the Basis Risk Reserve Fund. On each Payment Date, the Indenture Trustee shall transfer from the Payment Account to related Basis Risk Reserve Fund pursuant to Section 3.05(d)(viii), the Required Reserve Fund Deposit. Amounts on deposit in the Basis Risk Reserve Fund may be withdrawn by the Indenture Trustee in connection with any Payment Date to fund the amounts required to be distributed to holders of the Class A-1 Notes and Class G Certificates pursuant to Sections 3.05(d)(v) to the extent Monthly Excess Cashflow on such date is insufficient to make such payments. Any such amounts distributed shall be treated for federal tax purposes as amounts distributed by REMIC III to the Class X-1 Certificateholders. On any Payment Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the related Required Reserve Fund Amount shall be distributed to the Class X-1 Certificateholder pursuant to Section 3.05(d)(ix).

(c)  Amounts distributed pursuant to clauses (v) of Section 3.05(d) for such Payment Date shall be treated for federal income tax purposes as amounts distributed by REMIC IIC to the Class X-1 Certificateholders

(d)  Funds in the Basis Risk Reserve Fund may be invested in Permitted Investments by the Indenture Trustee at the written direction of the majority Holder of the Class X-1 Certificates. Any net investment earnings on such amounts shall be payable to the Holder of the Class X-1 Certificates on each Payment Date. In the absence of such written direction, all funds in the Basis Risk Reserve Funds shall be invested by the Indenture Trustee in the First American Prime Obligations Fund (Class A). Amounts held in the Basis Risk Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but at no time of REMIC I, REMIC II or REMIC III, until released from the Basis Risk Reserve Fund pursuant to this Section 3.31. The Basis Risk Reserve Fund constitutes an “outside reserve fund” within the meaning of Treasury Regulation §1.860G-2(h) and is not an asset of REMIC I, REMIC II or REMIC III. For all federal tax purposes, amounts transferred REMIC III to the Basis Risk Reserve Fund shall be treated as amounts distributed by REMIC III to the Class X-1 Certificateholders. For federal tax purposes, the Class X-1 Certificates shall evidence ownership of the Basis Risk Reserve Fund. The Indenture Trustee shall have no liability for losses on investments in Permitted Investments made pursuant to this Section 3.31(d) (other than as obligor on any such investments). Upon termination of the Trust Fund, any amounts remaining in each Basis Risk Reserve Fund shall be distributed to the Holder of the Class X-1 Certificate, as applicable, in the same manner as if distributed pursuant to Section 3.05(d)(ix) hereof.

(e)  It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Basis Risk Reserve Fund be disregarded as an entity separate from the Holder of the Class X-1 Certificates unless and until the date when either (a) there is more than one Class X-1 Certificateholder or (b) any related Class of Notes or Certificates in addition to the Class X-1 Certificates is recharacterized as an equity interest in the related Basis Risk Reserve Fund for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the related Basis Risk Reserve Fund be treated as a partnership.

(f)  On the Payment Date immediately after the Payment Date on which the Class Principal Balance of the Class A-1 Notes equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on the Class A-1 Notes shall be distributed to the Holder of the Class X-1 Certificates in the same manner as if distributed pursuant to Section 3.05(d)(ix) hereof.

Section 3.32  Pre-Funding Account and Capitalized Interest Account.

(a)  The Indenture Trustee shall establish and maintain, on behalf of the Noteholders and the Insurer, the Pre-Funding Account. On the Closing Date, the Depositor shall remit the Pre-Funding Amount to the Indenture Trustee for deposit in the Pre-Funding Account. On each Subsequent Transfer Date, upon satisfaction of the conditions for such Subsequent Transfer Date set forth in Section 2.04(a), with respect to the related Subsequent Transfer Agreement, the Indenture Trustee shall remit to the Seller the applicable Aggregate Subsequent Transfer Amount as payment of the purchase price for the related Subsequent Loans.

If any funds remain in the Pre-Funding Account on May 24, 2007, to the extent they represent interest earnings on the amounts originally deposited into the Pre-Funding Account, the Indenture Trustee shall distribute them to the order of the Depositor. The remaining funds in the Pre-Funding Account shall be transferred to the Payment Account to be included as part of principal payments to the Notes, in accordance with the priorities set forth herein, on the May 2007 Payment Date.

(b)  The Indenture Trustee shall establish and maintain, on behalf of the Noteholders and the Insurer, the Capitalized Interest Account. On the Closing Date, the Depositor shall remit the Capitalized Interest Deposit to the Indenture Trustee for deposit in the Capitalized Interest Account. On the Business Day prior to each of the March 2007, April 2007 and May 2007 Payment Dates, the Indenture Trustee shall transfer from the related Capitalized Interest Account to the Payment Account an amount equal to the related Capitalized Interest Requirement for such Payment Date. On each of the March 2007, April 2007 and May 2007 Payment Dates, the related Overfunded Interest Amount shall be withdrawn from the Capitalized Interest Account and paid to the Seller. Any funds remaining in the Capitalized Interest Accounts immediately after the May 2007 Payment Date shall be paid to the Depositor.

Section 3.33  Payments Under the Policy. (a) By 12:00 noon (New York Time) on the later of (i) the second Business Day following the Business Day on which the Insurer shall have received Notice (as defined in the Policy) that a Deficiency Amount is due in respect of the Class A-1 Notes or Class G Certificates and (ii) the Payment Date on which the related Deficiency Amount is payable to the Noteholders or the holders of the Class G Certificates, the Indenture Trustee on behalf of the Class A-1 Notes or Class G Certificates, as applicable, shall make a draw on the Policy in an amount, if any, equal to the Deficiency Amount.

(b)  If the Indenture Trustee determines that a Deficiency Amount will exist for the following Payment Date, then the Indenture Trustee shall submit a Notice (as defined in the Policy) for payment in the amount of the Deficiency Amount to the Insurer no later than 12:00 Noon, New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Deficiency Amount in accordance with the terms of the Policy, the Indenture Trustee shall deposit such Deficiency Amount in the Insurance Account for distribution to the Class A-1 Notes or Class G Certificates, as applicable, pursuant to Section 3.05 hereof.

In addition, according to the terms of the Policy (in the form attached hereto as Exhibit F), a draw may be made under the Policy in respect of any Preference Amount applicable to any of the Class A-1 Noteholders or Class G Certificates (as defined in and pursuant to the terms and conditions of the such Policy) and the Indenture Trustee shall submit a Notice (as defined in such Policy) for payment with respect thereto together with the other documents required to be delivered to the Insurer pursuant to the Policy in connection with a draw in respect of any Preference Amount.

(c)  Upon its receipt of a Final Order (as defined in the Policy), the Indenture Trustee shall notify the Insurer when a draw on the Policy is required to be made with respect to any Preference Amount and the Indenture Trustee shall furnish to the Insurer, at the Issuer’s expense, any documents, prepared for and received by the Indenture Trustee (provided, however, that any such documents shall not be prepared by the Indenture Trustee) required to be delivered under the Policy (other than the Notice) for payment with respect to such Preference Amount. The Indenture Trustee also shall furnish to the Insurer the wire transfer instructions to be included in any Notice.

Section 3.34  Suspension of Rights During Insurer Default. Upon the occurrence and continuation of an Insurer Default, any right of the Insurer to take or cause another Person to take any action relating to control or voting rights, or to give any consent, approval or waiver under this Indenture, shall be suspended (except as otherwise specifically provided herein) until such time as such Insurer Default shall have been cured or waived or otherwise ceased to continue.

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01  The Notes. The Book-Entry Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold security entitlements to the Book-Entry Notes through the book-entry facilities of the Depository in minimum Initial Note Balances of $25,000 and integral multiples of $1 in excess thereof.

The Indenture Trustee may for all purposes (including the making of payments due on the Book-Entry Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Book-Entry Notes for the purposes of exercising the rights of Holders of Book-Entry Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Book-Entry Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Book-Entry Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Holders of the Book-Entry Notes and give notice to the Depository of such record date. Without the written consent of the Issuer and the Indenture Trustee, no Book-Entry Note may be transferred by the Depository except to a successor Depository that agrees to hold such Book-Entry Note for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the written approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Book-Entry Notes to which it has a security entitlement in the manner prescribed in Section 4.08.

The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer.

Section 4.02  Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar. The Issuer shall cause to be kept at the Indenture Trustee’s Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Each purchaser of a Note who is a trustee of a plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (each, a “Plan”) or is acting on behalf of a Plan, or using Plan assets to effect such transfer, is required to provide written confirmation (or in the case of any such Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such Notes are rated at least investment grade, and that such transferee believes that such Notes are properly treated as indebtedness without substantial equity features for purposes of the regulations promulgated by the United States Department of Labor at 29 C.F.R. Section 2510.3-101, and agrees to so treat such Notes and that the acquisition and holding of such Notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Regardless of the rating of such Notes, a prospective purchaser or transferee may instead provide the Indenture Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Indenture Trustee, the Issuer, the Servicer or the Underwriter, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Indenture Trustee, the Issuer, the Servicer or the Underwriter to any obligation in addition to those undertaken in this Indenture.

If any Beneficial Owner that is required under this Section 4.02 to transfer its Book-Entry Notes in the form of Definitive Notes, (i) notifies the Indenture Trustee of such transfer or exchange and (ii) transfers such Book-Entry Notes to the Indenture Trustee, in its capacity as such, through the book-entry facilities of the Depository, then the Indenture Trustee shall decrease the balance of such Book-Entry Notes or, the Indenture Trustee shall use reasonable efforts to cause the surrender to the Note Registrar of such Book-Entry Notes by the Depository, and thereupon, the Indenture Trustee shall execute, authenticate and deliver to such Beneficial Owner or its designee one or more Definitive Notes in authorized denominations and with a like aggregate principal amount.

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Class in authorized initial Note Balances evidencing the same aggregate Percentage Interests.

Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of the same Class and of like tenor, in authorized initial Note Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

No service charge shall be imposed for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

All Notes surrendered for registration of transfer and exchange shall be canceled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction.

The Issuer hereby appoints the Indenture Trustee as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.05 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.09 of the Trust Agreement. The Indenture Trustee hereby accepts such appointment.

Section 4.03  Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) in the case of a destroyed, lost or stolen note, there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04  Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Paying Agent, the Insurer and any agent of any of them may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Paying Agent, the Insurer nor any agent of any of them shall be affected by notice to the contrary.

Section 4.05  Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 4.05, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 4.06  Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes constituting the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s security entitlement to such Book-Entry Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.08:

(i)  the provisions of this Section 4.06 shall be in full force and effect;

(ii)  the Note Registrar, the Paying Agent, the Indenture Trustee and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners;

(iii)  to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv)  the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v)  whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Balances of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the security entitlements to the Book-Entry Notes and has delivered such instructions to the Indenture Trustee.

Section 4.07  Notices to Depository. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08  Definitive Notes. If (i) the Issuer determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Issuer is unable to locate a qualified successor, (ii) the Issuer elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Holders of the Notes representing security entitlements to at least a majority of the Note Balances of the Notes advise the Depository (with a copy to the Indenture Trustee) in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners. Upon surrender to the Indenture Trustee of the typewritten Notes constituting the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

Section 4.09  Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal tax purposes, the Notes will qualify as regular interests in a REMIC as defined in the Code. The Issuer, the Indenture Trustee by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes as regular interests in a REMIC as defined in the Code.

Section 4.10  Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders (and the Insurer, as subrogee of the Class A-1 Noteholders and Class G Certificateholders) to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.13, 3.15, 3.16 and the last paragraph of Section 4.02, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders and the Insurer as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(A)  either:

(1)  each Class of Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2)  each Class of Notes not theretofore delivered to the Indenture Trustee for cancellation:

a.  have become due and payable,

b.  will become due and payable within one year, or

c.  have been declared immediately due and payable pursuant to Section 5.02.

and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date;

(B)  the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer (including amounts payable to the Indenture Trustee and the Insurer); and

(C)  the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, meeting the applicable requirements of Section 10.01, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Noteholders or any Certificateholders.

Section 4.11  Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent of the Issuer, or Certificate Paying Agent as designee of the Issuer and the Insurer, as the Indenture Trustee may determine, to the Securityholders, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.12  Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 4.13  Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture Trustee, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 4.14  Subrogation and Cooperation. (a) The Issuer and the Indenture Trustee acknowledge that (i) to the extent the Insurer makes payments under the Policy on account of principal of or interest on the Class A-1 Notes and Class G Certificates, as applicable, the Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

(b)  The Indenture Trustee shall, so long as it is indemnified to its satisfaction, cooperate in all respects with any reasonable written request by the Insurer (unless a Insurer Default exists) for action to preserve or enforce the Insurer’s rights or interest under this Indenture or the Insurance Agreement, consistent with this Indenture and without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

(i)  institute Proceedings for the collection of all amounts then payable on the Class A-1 Notes or Class G Certificates, as applicable, or under this Indenture in respect of the Class A-1 Notes, or under the Trust Agreement in respect of the Class G Certificates and all amounts payable under the Insurance Agreement, enforce any judgment obtained and collect from the Issuer monies adjudged due;

(ii)  sell or cause to be sold the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

(iii)  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

(iv)  exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Insurer hereunder;

provided, however, action shall be taken pursuant to this Section 4.14 by the Indenture Trustee to preserve the Insurer’s rights or interest under this Agreement or the Insurance Agreement only to the extent such action is available to the Class A-1 Noteholders or the Insurer under other provisions of this Indenture or the Holders of the Class G Certificates under the Trust Agreement.

Notwithstanding any provision of this Indenture to the contrary, so long as no Insurer Default exists, the Insurer shall at all times be treated as if it were the exclusive owner of all Class A-1 Notes and Class G Certificates, as applicable, Outstanding for the purposes of all approvals, consents, waivers and the institution of any action and the written direction of all remedies, and the Indenture Trustee shall act in accordance with the written directions of the Insurer.

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01  Events of Default.

(a)  The Issuer shall deliver to the Indenture Trustee and the Insurer, within five days after learning of the occurrence any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of “Event of Default” written notice in the form of an Officer’s Certificate of its status and what action the Issuer is taking or proposes to take with respect thereto.

(b)  An Event of Default may be directed or called by the Insurer.

Section 5.02  Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing with respect to the Notes, then and in every such case the Indenture Trustee may (or on request of the Insurer, shall) declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of each Class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Voting Rights of all Notes or the Insurer, by written notice to the Issuer and the Indenture Trustee may in writing waive the related Event of Default and rescind and annul such declaration and its consequences if

(i)  the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)  all payments of principal of and interest on the Notes and Class G Certificates and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)  all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel; and

(ii)  all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)  The Issuer covenants that if a default occurs in the payment of (i) any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Indenture Trustee and their respective agents and counsel.

(b)  In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)  If an Event of Default occurs and is continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders or the Insurer, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)  In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)  to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)  unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, by the Indenture Trustee, the Insurer and each predecessor Indenture Trustee except as a result of negligence, willful misconduct or bad faith.

(e)  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)  All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and its respective agents and attorneys, shall be for the ratable benefit of the Noteholders and the Insurer.

(g)  In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04  Remedies; Priorities.

(a)  If an Event of Default shall have occurred and be continuing, the Indenture Trustee subject to the provisions of Section 10.17, hereof, and with respect to the Class A-1 Notes or Class G Certificates, so long as there is no current Insurer Default under the Policy, at the written direction of the Insurer or the Holders of the majority of the aggregate Note Principal Balance of the Class A-1 Notes or aggregate Certificate Principal Balance of the Class G Certificates, with the consent of the Insurer may do one or more of the following (subject to Section 5.05):

(i)  institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)  exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;

(iv)  refrain from selling the Trust Estate (unless otherwise directed by a majority of Noteholders) and continue to apply all amounts received thereon to payments on the Notes in accordance with Section 3.05; and

(v)  sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law.

provided, however, that the Indenture Trustee must sell or otherwise liquidate the Trust Estate following an Event of Default, if (i) the Holders of the Notes representing not less than a majority of the Voting Rights of all of the Notes direct the Indenture Trustee to sell or otherwise liquidate the Trust Estate or (ii) the Indenture Trustee determines that the Loans will not continue to provide sufficient funds for (A) the payment of expenses under this Indenture and (B) the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable. In determining such sufficiency or insufficiency with respect to clause (A) and (B), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as a Servicing Default has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Loans by the Servicer as provided in the Servicing Agreement.

The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05  Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee, unless otherwise directed to by the Insurer, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer.

Section 5.06  Limitation of Suits. No Noteholder, other than the Insurer acting pursuant to Section 4.14 hereof, shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:

(i)  such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)  the Holders of not less than 25% of the Voting Rights of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)  such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)  the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings;

(v)  such Holder or Holders have the written consent of the Insurer unless a Insurer Default exists; and

(vi)  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Balances of the Notes.

It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Voting Rights of the Notes, the Indenture Trustee in their sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07  Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture each Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08  Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Insurer or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Insurer and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09  Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10  Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Insurer or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11  Control by Noteholders. Subject to the rights of the Insurer pursuant to Section 12.01, the Holders of a majority of the Voting Rights of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)  such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)  subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than a majority of the Voting Rights of Notes;

(iii)  if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee is required to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than a majority of the Voting Rights of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv)  the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12  Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Insurer may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13  Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Voting Rights of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14  Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15  Sale of Trust Estate.

(a)  The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid; provided however, that subject to the consent of the Insurer (unless the Class A-1 Notes and Class G Certificates and all other amounts owed to the Insurer under the Policy will be paid in full as a result of such sale), the Indenture Trustee must sell the assets included in the Trust Estate if collections in respect of such assets are determined to be insufficient to pay certain expenses payable under this Indenture and to make all scheduled payments on the Notes. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b)  The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless:

(1)  all Noteholders consent to or direct the Indenture Trustee to make, such Sale,

(2)  the Insurer consents, unless an Insurer Default exists, or

(3)  the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes and the Certificateholder under the Certificate, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c)  Unless the Securityholders have otherwise consented or directed the Indenture Trustee will not sell at any public Sale all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount.

(d)  In connection with a Sale of all or any portion of the Trust Estate:

(1)  any Noteholder may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(2)  the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Securityholders as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(3)  the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(4)  the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(5)  no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.16  Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01  Duties of Indenture Trustee.

(a)  If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default:

(i)  the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee ; and

(ii)  in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)  The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)  this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)  The Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)  The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by the Indenture Trustee pursuant to Section 5.11.

(d)  The Indenture Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Issuer.

(e)  Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

(f)  No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(h)  The Indenture Trustee shall act in accordance with Section 7.01 of the Servicing Agreement and shall act as successor to a Servicer or appoint a successor Servicer in accordance with Section 7.02 of the Servicing Agreement.

Section 6.02  Rights of Indenture Trustee.

(a)  The Indenture Trustee may conclusively rely on, and shall be fully protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)  Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(d)  The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e)  The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

Section 6.03  Individual Rights of The Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.04  Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Agreement or the Notes, (ii) accountable for the Issuer’s use of the proceeds from the Notes or (iii) responsible for any statement of the Issuer or any other Person in the Indenture, the Trust Agreement or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.05  Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall mail to each Noteholder and the Insurer notice of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge within the later of 90 days after it occurs and 90 days after such Responsible Officer’s knowledge thereof. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06  Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information with respect to the Notes as may be required to enable such holder to prepare its federal and state income tax returns including without limitation Form 1099, to the extent such form is required by law. In addition, upon the Issuer’s written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer with respect to the Notes that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 6.07  Compensation and Indemnity. The Issuer shall reimburse the Indenture Trustee, the Administrator and the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s, the Administrator’s or the Owner Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee and Insurer and hold each of them harmless against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee, the Insurer or the Administrator to so notify the Issuer shall not relieve the Issuer of its obligations hereunder, unless the Issuer is materially prejudiced thereby. The Issuer shall defend any such claim, and the Indenture Trustee or the Insurer (each an “Indemnified Party”) shall have the right to employ separate counsel with respect to any such claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the employment thereof has been specifically authorized by the Issuer in writing; (ii) such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuer and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel or (iii) the Issuer has failed to assume the defense of such claim within a reasonable period of time following written notice thereof, it being understood, however, with respect to any event described in clause (ii) or clause (iii) hereof, that the Issuer shall not, in connection with any one such claim or separate but substantially similar or related claims in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by the Indemnified Parties. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Issuer’s payment obligations to the Indenture Trustee, the Administrator and the Owner Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee, the Administrator. When the Indenture Trustee or the Owner Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08  Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. No termination of the Indenture Trustee without cause will be effective unless the costs and expenses of such Indenture Trustee have been reimbursed to the Indenture Trustee in connection with such removal. The Indenture Trustee may resign at any time by so notifying the Issuer. The Insurer or the Holders of a majority of Note Balances of the Notes, with the consent of the Insurer, may remove the Indenture Trustee by so notifying the Indenture Trustee, and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if

(i)  the Indenture Trustee fails to comply with Section 6.11;

(ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)  a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)  the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee. In addition, the Indenture Trustee will resign to avoid being directly or indirectly controlled by the Issuer.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer, the Insurer or the Holders of a majority of Note Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09  Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies written notice of any such transaction after the Closing Date.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture.

Section 6.10  Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)  Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11  Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA §310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of A or better by S&P, A2 or better by Moody’s and A or better by Fitch. The Indenture Trustee shall comply with TIA §310(b), including the optional provision permitted by the second sentence of TIA §310(b)(9); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

Section 6.12  Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Section 6.13  Representations and Warranties. The Indenture Trustee hereby represents that:

(a)  It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(b)  The execution and delivery of this Indenture by it, and the performance and compliance with the terms of this Indenture by it, will not violate its charter or bylaws.

(c)  It has the full power and authority to enter into and consummate all transactions contemplated by this Indenture, has duly authorized the execution, delivery and performance of this Indenture, and has duly executed and delivered this Indenture.

(d)  This Indenture, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)  The Indenture Trustee is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(B) of the New York UCC, that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-501 of the New York UCC. The local law of jurisdiction of the Indenture Trustee as securities intermediary shall be the State of New York.

Section 6.14  Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

(a)  To accept the grant of a security interest in the Trust Estate and hold the assets of the Trust in trust for the Noteholders;

(b)  To authenticate and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

(c)  To take all other actions as shall be required to be taken by the terms of this Indenture.

Section 6.15  Compliance with Withholding-Requirements. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all federal withholding requirements respecting payments to Noteholders of interest that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for such withholding.

Section 6.16  Commission Reporting.

The Indenture Trustee shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.

(a)  (i) For so long as the Trust Fund is subject to the Exchange Act reporting requirements, within 15 days after each Distribution Date, the Indenture Trustee shall file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Depositor, with a copy of the monthly statement described in Section 3.25 to be furnished by the Indenture Trustee to the Certificateholders for such Distribution Date. Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the Indenture Trustee provided the entity indicated in Exhibit D as the responsible party for providing that information notifies the Indenture Trustee in writing thereof within 5 calendar days after each Payment Date, and the Indenture Trustee shall have no liability with respect to any failure to properly prepare or file such Form 10-D resulting from or relating to the Indenture Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 10-D Disclosure.

For so long as the Trust Fund is subject to the Exchange Act reporting requirements, within 5 calendar days after the related Payment Date, each entity that is indicated in Exhibit D as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Indenture Trustee and the Depositor, to the extent known by a Responsible Officer, clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable. The Indenture Trustee shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-D. No later than three Business Days prior to the 15th calendar day after the related Payment Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Indenture Trustee.

(ii)  For so long as the Trust Fund is subject to the Exchange Act reporting requirements, within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Indenture Trustee shall prepare and file on behalf of the Trust a Form 8-K reporting such Reportable Event, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Securities. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and provided to the Indenture Trustee by the entity that is indicated in Exhibit D as the responsible party for providing that information, if other than the Indenture Trustee, to the Indenture Trustee within two Business Days after the Reportable Event, and the Indenture Trustee shall have no liability with respect to any failure to properly prepare or file such Form 8-K resulting from or relating to the Indenture Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Form 8-K Disclosure Information.

For so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit D as the responsible party for providing Form 8-K Disclosure Information shall be required to provide to the Indenture Trustee and the Depositor, to the extent known by a Responsible Officer, the substance of any Form 8-K Disclosure Information, if applicable. The Indenture Trustee shall compile the information provided to it, prepare the Form 8-K and forward the Form 8-K to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 8-K. No later than 5 p.m. New York City time on the third Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Indenture Trustee.

(iii)  Prior to January 30 of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15 Suspension Notice with respect to the Trust Fund. Prior to (x) March 15, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Servicer and any Special Servicer shall provide the Indenture Trustee (for inclusion in the Form 10-K) with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer or any Special Servicer pursuant to Sections 3.10 and 3.11 of the Servicing Agreement (including with respect to any Subservicer to which such Servicer has delegated any of its responsibilities with respect to the related Mortgage Loans and each Subcontractor determined by such Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, if required to be filed). Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Indenture Trustee shall file a Form 10-K with respect to the Trust Fund. Such Form 10-K shall include the items provided by the Servicer and any Special Servicer pursuant to the second preceding sentence, the Assessment of Compliance and Attestation Report provided pursuant to Section 6.17 hereof with respect to the Indenture Trustee, and the Form 10-K certification in the form attached hereto as Exhibit B (the “Depositor Certification”) signed by the senior officer of the Depositor in charge of securitization. The Indenture Trustee shall receive the items described in the preceding sentence no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K for so long as the Trust Fund is subject to the Exchange Act reporting requirements. If the Indenture Trustee or the Depositor has not received such items by March 10 of the related year, such party shall notify the Servicer by telephone and email, or by telephone and fax, of such failure.

Not later than 5 Business Days before the date on which the Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Depositor will deliver to the Indenture Trustee a form of the Depositor Certification. The Depositor shall subsequently deliver to the Indenture Trustee the executed Depositor Certification no later than the date on which the Form 10-K is required to be filed.

Any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and provided to the Indenture Trustee by the entity that is indicated in Exhibit D as the responsible party for providing that information, if other than the Indenture Trustee.

If information, data and exhibits to be included in the Form 10-K are not so timely delivered, the Indenture Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Indenture Trustee. The Indenture Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Indenture Trustee’s inability or failure to timely obtain any information from any other party.

Prior to (x) March 15, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 1 of each year thereafter, each entity that is indicated in Exhibit D as the responsible party for providing Additional Form 10-K Disclosure information shall be required to provide to the Indenture Trustee and the Depositor, to the extent known by a Responsible Officer, the substance of any Additional Form 10-K Disclosure information, if applicable. The Indenture Trustee shall compile the information provided to it, prepare the Form 10-K and forward the Form 10-K to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-K by no later than March 25 of the relevant year (or the immediately preceding Business Day if March 25 is not a Business Day), an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Indenture Trustee.

The Indenture Trustee will post electronic copies of all Form 10-D, 8-K and 10-K filings on its internet website referred to in Section 3.25 as soon as reasonably practicable after such filings have been made with the Commission.

(b)  Not later than 15 calendar days before the date on which the Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Indenture Trustee shall sign a certification in the form attached hereto as Exhibit C (the “Indenture Trustee Certification”) for the benefit of the Depositor and its officers, directors and affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification. In addition, the Indenture Trustee shall, subject to the provisions of Section 6.07 hereof, indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) the failure of the Indenture Trustee to deliver when required any Assessment of Compliance required pursuant to Section 6.17 hereof or (ii) any material misstatement or omission contained in the Indenture Trustee Certification or the Assessment of Compliance prepared by the Indenture Trustee pursuant to Section 6.17 hereof. If the indemnification provided for in this Section 6.16(b) is unavailable or insufficient to hold harmless such Persons, then the Indenture Trustee shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Indenture Trustee on the other. The Indenture Trustee acknowledges that the Depositor is relying on the Indenture Trustee’s performance of its obligations under this Section 6.16 in order to perform its obligations under Section 6.16(a) above.

(c)  [reserved]

(d)  Upon any filing with the Commission, the Indenture Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(e)  If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 6.16, to be conducted differently than as described, the Depositor, the Servicer and the Indenture Trustee will reasonably cooperate to amend the provisions of this Section 6.16 in order to comply with such amended reporting requirements and such amendment of this Section 6.16. Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Indenture Trustee on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, the Depositor, the Servicer and the Indenture Trustee shall not be obligated to enter into any amendment pursuant to this Section 6.16 that adversely affects its obligations and immunities under this Agreement.

Each of the parties acknowledges and agrees that the purpose of Section 6.16 of this Agreement is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, or SEC interpretive advice or guidance in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Seller or the Depositor for delivery of additional or different information as is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 6.17  Assessments of Compliance and Attestation Reports. For so long as the Trust Fund is subject to the Exchange Act reporting requirements, the Indenture Trustee shall provide to the Depositor by March 15 of each year, beginning in 2008, an Assessment of Compliance regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which as of the date hereof, require a report by an authorized officer of the Indenture Trustee that contains the following:

(a)  A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Indenture Trustee;

(b)  A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Indenture Trustee;

(c)  An assessment by such officer of the Indenture Trustee’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Indenture Trustee, that are backed by the same asset type as the Loans;

(d)  A statement that a registered public accounting firm has issued an attestation report on the Indenture Trustee’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)  A statement as to which of the Servicing Criteria, if any, are not applicable to the Indenture Trustee, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Indenture Trustee, that are backed by the same asset type as the Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit E hereto delivered to the Depositor concurrently with the execution of this Agreement.

In addition, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, the Indenture Trustee shall provide to the Depositor by March 15 of each year, beginning in 2008, an Attestation Report by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Indenture Trustee, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01  Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02  Preservation of Information; Communications to Noteholders.

(a)  The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)  Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)  The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).

Section 7.03  Reports by Issuer.

(a)  The Issuer shall:

(i)  file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)  file with the Indenture Trustee, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)  supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA § 313(c) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b)  Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04  Reports by Indenture Trustee. If required by TIA §313(a), within 60 days after each January 1 beginning with January 1, 2008, the Indenture Trustee shall mail to each Noteholder as required by TIA §313(c) a brief report dated as of such date that complies with TIA §313(a). The Indenture Trustee also shall comply with TIA §313(b).

The Issuer shall notify the Indenture Trustee in writing if and when the Notes are listed on any stock exchange. A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed (to the extent the Indenture Trustee has been notified by the Issuer of such listing).

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01  Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02  Trust Accounts.

(a)  On or prior to the Closing Date, the Indenture Trustee shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Insurer and the Certificate Paying Agent, on behalf of the Certificateholder and the Insurer, the Payment Account as provided in Section 3.01 of this Indenture.

(b)  All monies deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders, the Insurer and the Certificate Paying Agent, on behalf of the Certificateholder and the Insurer.

(c)  On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account to Noteholders or the Insurer, as applicable, in respect of the Notes and in its capacity as Certificate Paying Agent to the Certificateholder or the Insurer, as applicable, in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b)).

Section 8.03  Officer’s Certificate. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.04  Termination Upon Payment to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the payment to the Noteholders, the Certificate Paying Agent (on behalf of the Certificates), the Owner Trustee, the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 8.05  Release of Trust Estate.

(a)  Subject to the payment of its fees and expenses and the fees and the expenses of the Indenture Trustee, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b)  The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

Section 8.06  Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder’s receipt of the final payment thereon.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01  Supplemental Indentures Without Consent of Noteholders.

(a)  Without the consent of any Noteholders but with the consent of the Insurer and with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)  to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)  to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)  to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(iv)  to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)  to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi)  to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Insurer or the Noteholders;

(vii)  to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(viii)  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee and the Insurer shall have received an Opinion of Counsel that entering into such indenture supplement is permitted hereunder and will not (A) have any material adverse tax consequences to the Noteholders, including any Adverse REMIC Event and (B) adversely affect in any material respect the interests of the Noteholders or the Certificateholders.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)  The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Noteholders but with consent of the Insurer and with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall, as evidence by an Opinion of Counsel, be permitted hereunder and shall not, as evidenced by such Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) cause the Issuer to be subject to an entity level tax.

(c)  The Issuer, the Indenture Trustee shall, as directed by the Insurer and the Holders of not less than 100% of the Certificate Percentage Interests, enter into an indenture or indentures supplemental hereto for the purpose of providing for the issuance of one or more additional Classes of Notes entitled to payments derived solely from all or a portion of the payments to which the Certificates issued on the Closing Date pursuant to the Trust Agreement are entitled; provided, however, that such action shall as evidenced by an Opinion of Counsel, be permitted hereunder and shall not as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any existing Noteholder or (ii) cause the Issuer to be subject to an entity level tax. Each such Class of Notes shall be a non-recourse obligation of the Issuer and shall be entitled to interest and principal in such amounts, and to such security for the repayment thereof, as shall be specified in such amendment or amendments. Promptly after the execution by the Issuer, the Indenture Trustee of any amendments pursuant to this Section or the creation of a new Indenture and the issuance of the related Class or Classes of Notes, the Issuer shall require the Indenture Trustee to give notice to the Noteholders and the Rating Agencies setting forth in general terms the substance of the provisions of such amendment. Any failure of the Indenture Trustee to provide such notice as is required under this paragraph, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or any Class of Notes issued pursuant thereto.

Section 9.02  Supplemental Indentures With Consent of Noteholders. The Issuer and, the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and with the consent of the Insurer and the Holders of not less than a majority of the Voting Rights of the Notes affected thereby, by Act of Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided however, that no such supplemental indenture shall, without the consent of each Noteholder of each Note affected thereby:

(a)  change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(b)  reduce the percentage of the Note Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(c)  modify or alter the provisions of the exception in the definition of the term “Outstanding”;

(d)  reduce the percentage of the Note Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

(e)  modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of each Noteholder affected thereby;

(f)  modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(g)  permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03  Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04  Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05  Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06  Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 9.07  Supplemental Indentures Affecting the Servicer. Notwithstanding any other provision of this Article IX, no supplemental indenture shall be executed that would materially and adversely affect the interests of the Servicer described under Sections 3.22 or 10.18 hereunder or in Appendix A without the consent of the Servicer.

ARTICLE X

MISCELLANEOUS

Section 10.01  Compliance Certificates and Opinions, etc.

(a)  Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every Officer’s Certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)  a statement that each signatory of such Officer’s Certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)  a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(iv)  a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(v)  if the signatory to such Certificate or Opinion is required to be Independent, the statement required by the definition of the term “Independent Certificate”.

(b)  (i)Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)  Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Note Balances of the Notes.

(iii)  Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)  Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Note Balances of the Notes.

(v)  Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this Section 10.01, (A) collect, sell or otherwise dispose of the Loans as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing January 1, 2008, an Officer’s Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer’s business and that the proceeds thereof were applied in accordance with the Basic Documents.

Section 10.02  Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Depositor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller, the Depositor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03  Acts of Noteholders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b)  The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)  The ownership of Notes shall be proved by the Note Registrar.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.04  Notices, etc., to Indenture Trustee, Issuer, Insurer and Rating Agencies.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(i)  the Indenture Trustee by any Noteholder or by the Issuer, it shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer,

(ii)  the Issuer by the Indenture Trustee or by any Noteholder, it shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Home Equity Mortgage Trust 2007-1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(iii)  the Insurer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, or personally delivered or telecopied to: Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Risk Management, Consumer Asset-Backed Securities, Facsimile: (212) 363-1459, Telephone: (212) 668-0340. The Insurer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Noteholders to the Issuer or Indenture Trustee as the case may be;

Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Surveillance Group and (ii) in the case of Standard & Poor’s, at the following address: Standard & Poor’s, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 10.05  Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 10.06  Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

Section 10.07  Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.08  Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.09  Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.10  Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.11  Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Insurer and the Noteholders and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Insurer shall be an intended third party beneficiary of this Indenture.

Section 10.12  Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.13  GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.14  Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.15  Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.16  Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee, the Indenture Trustee or of any successor or assign of any of them in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary of the Issuer shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 10.17  No Petition. The Indenture Trustee by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to the day one year and one day after the date this Indenture terminates institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

Section 10.18  Optional Termination.

(a)  The Servicer, on behalf of the Terminating Entity, at the direction of the Terminating Entity, shall have the right, but not the obligation, upon the Aggregate Collateral Balance (after applying payments received in the related Collection Period) as of such Payment Date being less than ten percent of the Aggregate Collateral Balance as of the Cut-off Date, to purchase from the Issuer (with the consent of the Insurer if such exercise would result in a claim on the Policy) all of the assets of the Trust Estate at a price equal to the sum of (A) 100% of the Aggregate Collateral Balance (other than in respect of REO) plus one month’s accrued interest thereon at the applicable Mortgage Interest Rate with respect to each Loan, (B) with respect to any REO, the lesser of (x) the appraised value of any REO as determined by the higher of two independent valuations completed by two independent companies selected by the Depositor at the expense of the Depositor and (y) the Principal Balance of each Loan related to any REO, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, (C) any remaining unreimbursed Servicing Advances and Servicing Fees payable to a Servicer (other than a Servicer that is the Terminating Entity) or the Indenture Trustee and any unreimbursed Advances (made by the Indenture Trustee as a successor Servicer) and expenses payable to the Indenture Trustee and (D) any outstanding Insurer Reimbursement Amounts;

If any right to purchase is exercised, the Servicer on behalf of the Terminating Entity shall deposit the applicable purchase price with the Indenture Trustee pursuant to Section 4.10 hereof and, upon the receipt of such deposit, the Indenture Trustee or the Custodians shall release to the designee appointed by the Terminating Entity the files pertaining to the Loans being purchased. The Servicer on behalf of the Terminating Entity shall prepare and deliver to the Indenture Trustee or the Custodian, for execution, at the time the Loans are to be released to the Terminating Entity appropriate documents assigning each such Loan from the Indenture Trustee and the Issuer to the Terminating Entity. The Terminating Entity shall reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund on behalf of the Terminating Entity and shall indemnify and hold harmless the Servicer for any losses, liabilities or expenses resulting from any claims relating to the Servicer's termination of the Trust Fund on behalf of the Terminating Entity. If the Terminating Entity elects to direct the Servicer to terminate the Trust Fund on behalf of the Terminating Entity pursuant to Section 10.18(a), at least 20 days prior to the first day of the Optional Termination Notice Period such Person shall notify the Servicer, the Insurer and the Indenture Trustee of the date the Servicer, on behalf of the Terminating Entity, intends to terminate the Trust Fund and of the applicable purchase price of the Loans. Notice of any termination of the Trust Fund, specifying the Payment Date on which Noteholders shall surrender their Notes and/or Certificateholders shall surrender their Certificates for payment of the final distribution and cancellation (whether upon Optional Termination or otherwise), shall be given promptly by the Indenture Trustee by letter to Holders of Securities mailed not earlier than the 15th day and not later than the 10th day preceding the applicable Optional Termination Date or date of final distribution, as the case may be (such period, the “Optional Termination Notice Period”). Any such notice shall specify (a) the Payment Date upon which final distribution on the Securities will be made upon presentation and surrender of Securities at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Payment Date is not applicable, distributions being made only upon presentation and surrender of the Securities at the office therein specified. The Indenture Trustee shall give such notice to each Rating Agency and the Servicer at the time such notice is given to Holders of Securities.

Upon presentation and surrender of the Notes and Certificates, the Indenture Trustee shall cause the final distribution to the Holders of Securities of each Class on the final Payment Date to be made in accordance with the priorities of Section 3.05. On the final Payment Date, the Overcollateralization Amount shall be distributed to the Class X-1 Certificates in accordance with Section 3.05(d)(ix) hereof.

Section 10.19  Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 10.20  Limitation of Liability of Owner Trustee. Notwithstanding anything to the contrary herein, this Indenture has been executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Home Equity Mortgage Trust 2007-1, in the exercise of the powers and authority conferred and vested in it, (a) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose for binding only the Issuer, (b) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

Section 10.21  Determination of the Terminating Entity.

(a)  The Indenture Trustee shall determine the “Terminating Entity” as follows:

(i) the Holder of the largest Percentage Interest of Class X-1 Certificates, unless (1) the Holder of the largest Percentage Interest of Class X-1 Certificates is the Depositor or an Affiliate of the Depositor and (2) DLJMC is not the owner of the servicing rights with respect to any Loan on the Optional Termination Date;

(ii) the Holder of the next largest Percentage Interest of Class X-1 Certificates, if (1) the Holder of the largest Percentage Interest of Class X-1 Certificates is the Depositor or an Affiliate of the Depositor and (2) DLJMC is not the owner of the servicing rights with respect to any Loan on the Optional Termination Date;

(iii) the Servicer on the Optional Termination Date, if (1) the Depositor or an Affiliate of the Depositor is the Holder of 100% of the Class X-1 Certificates and (2) DLJMC is not the owner of the servicing rights with respect to any Loan on the Optional Termination Date; provided, that, if a Holder of Class X-1 Certificates is eligible to be the Terminating Entity on any Optional Termination Date and does not exercise its right to purchase all of the Loans from the Trust, the option to purchase the Loans on such Optional Termination Date shall not be exercised.

(b) If the Terminating Entity, as set forth in Section 10.21(a) above, elects to direct the Servicer to purchase all Loans and all property acquired in respect of any remaining Loan, on behalf of the Terminating Entity, such party must give written notice to the Indenture Trustee no later than twenty (20) days prior to the first day of the Optional Termination Notice Period. Upon receiving such notice, the Indenture Trustee shall immediately request from DLJMC and DLJMC shall deliver no later than seventeen (17) days prior to the first day of the Optional Termination Notice Period a letter indicating whether or not DLJMC retains the servicing rights to any Loan. For the avoidance of doubt, the Servicer may not elect to exercise an Optional Termination other than at the direction of the Terminating Entity.

(b)   No later than fifteen (15) days prior to the first day of the Optional Termination Notice Period, the Indenture Trustee shall provide notice to the Servicer that is a servicer of any of the Loans of the identity of the Terminating Entity.

Section 10.22  Additional Termination Requirements.

(a)  In the event that the Terminating Entity exercises its purchase option with respect to the Loans as provided in Section 10.18, at such time as the Loans are so purchased, the related REMICs shall be terminated in accordance with the following additional requirements, unless the Indenture Trustee has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 10.22 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in Section 860F of the Code, or (ii) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)  Within 90 days prior to the final Payment Date set forth in the notice given by the Indenture Trustee under Section 10.18, the Depositor shall prepare and the Indenture Trustee, at the expense of the Depositor, shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Indenture Trustee, the Tax Matters Person or the Trust Fund), meets the requirements of a qualified liquidation;

(ii)  Within 90 days after the time of adoption of such a plan of complete liquidation, the Indenture Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 9.01; and

(iii)  On the date specified for final payment of the Notes and Certificates, the Indenture Trustee shall, after payment of any unreimbursed Advances, Servicing Advances, Servicing Fees or other payment or compensation payable to the Servicer pursuant to the Servicing Agreement and other payments required to be made to the Indenture Trustee or the Administrator under the Basic Documents, make final payments of principal and interest on the Notes and Certificates in accordance with Section 3.05 and distribute or credit, or cause to be distributed or credited, to the Holders of the Class A-R and Class G Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the related REMIC shall terminate at that time.

(b)  The Indenture Trustee as agent for REMIC I, REMIC II and REMIC III hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 10.22(a)(1) and to take such other action, at the Depositor’s expense, in connection therewith as may be reasonably requested by the Depositor.

(c)  By their acceptance of the Notes and Certificates, the Holders thereof hereby authorize the Depositor to prepare and the Indenture Trustee to adopt and sign a plan of complete liquidation.

Section 10.23  Third Party Beneficiary. The Insurer is an express third-party beneficiary of this Indenture, and shall have the right to enforce the provisions of this Indenture.

ARTICLE XI

REMIC PROVISIONS

Section 11.01  REMIC Provisions.

(a)  The REMIC Administrator shall make an election to treat the Loans and the proceeds of the Loans and the proceeds on deposit in the Payment Account as three REMICs under the Code and, if necessary, under applicable state law, in accordance with Section 2.06 of the Trust Agreement, designated as REMIC I, REMIC II or REMIC III. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Securities are issued. For the purposes of the REMIC elections in respect of that portion of the Trust Estate, the REMIC I Regular Interests will be designated as the “regular interests” and the Class G Certificates will be the sole class of “residual interests” in REMIC I, (vi) the REMIC II Regular Interests will be designated as the “regular interests” and the Class A-R Certificates (with respect to the Class R-II Interest) will be the sole class of “residual interests” in REMIC II, (vii) the REMIC III Regular Interests will be designated as the “regular interests” and the Class A-R Certificates (with respect to the Class R-III Interest) will be the sole class of “residual interests” in REMIC III. The REMIC Administrator and the Indenture Trustee shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in each REMIC elected in respect of the Trust Fund other than the “regular interests” and “residual interests” so designated.

(b)  The Closing Date is hereby designated as the “Startup Day” of each of REMIC I, REMIC II and REMIC III, as designated in clause (a) above, within the meaning of Section 860G(a)(9) of the Code.

(c)  The “tax matters person” with respect to each of REMIC II and REMIC III shall be the Holder of the Class A-R Certificate at any time holding the largest Percentage Interest thereof in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.

(d)  The REMIC Administrator shall (i) prepare, sign and file, or cause to be prepared, signed and filed, federal and state tax returns using a calendar year as the taxable year for each REMIC created hereunder when and as required by the REMIC Provisions and other applicable federal income tax laws as the direct representative of each such REMIC in compliance with the Code and shall provide copies of such returns as required by the Code; (ii) make an election, on behalf of each REMIC created hereunder, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year, in accordance with the REMIC Provisions; and (iii) prepare and forward, or cause to be prepared and forwarded, to the Noteholders and to any governmental taxing authority all information reports as and when required to be provided to them in accordance with the REMIC Provisions and, otherwise, shall, shall deliver such tax returns in a timely manner to the Owner Trustee, if the Owner Trustee is required to sign such returns in accordance with Section 5.03 of the Trust Agreement, and shall sign (if the Owner Trustee is not so required) and file such tax returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Owner Trustee with respect to any tax or liability arising from the Owner Trustee’s signing of Tax Returns that contain errors or omissions. The Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e)  The REMIC Administrator shall provide (i) to any Transferor of a Class A-R Certificate and Class G Certificate such information as is necessary for the application of any tax relating to the transfer of a Class A-R Certificate and Class G Certificate to any Person who is not a Permitted Transferee, (ii) to the Indenture Trustee, and the Indenture Trustee shall forward to the Noteholders and the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f)  The Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Servicer’s or the REMIC Administrator’s control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Indenture Trustee shall assist the Servicer and the REMIC Administrator, to the extent reasonably requested by the Servicer and the REMIC Administrator to do so). The Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Estate to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any of the REMICs as a REMIC or (ii) result in the imposition of a tax upon any of the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an “Adverse REMIC Event”) unless the Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Estate and the Noteholders and the Certificateholders, at the expense of the Trust Estate, but in no event at the expense of the Servicer, the REMIC Administrator, the Owner Trustee or the Indenture Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Estate against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Estate, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Estate, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Estate has been given and that all other preconditions to the taking of such action have been satisfied. Neither the Indenture Trustee nor the Indenture Trustee shall take or fail to take any action (whether or not authorized hereunder) as to which the Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any of the REMICs created hereunder or any related assets thereof, or causing any of the REMICs to take any action, which is not expressly permitted under the terms of this Agreement, the Indenture Trustee will consult with the Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any of the REMICs, and the Indenture Trustee shall not take any such action or cause any REMIC to take any such action as to which the Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Servicer or the REMIC Administrator. At all times as may be required by the Code, the Servicer, the Indenture Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)  In the event that any tax is imposed on “prohibited transactions” of any of the REMICs created hereunder as defined in Section 860F(a)(2) of the Code, on “net income from foreclosure property” of any of the REMICs as defined in Section 860G(c) of the Code, on any contributions to any of the REMICs after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement or the Servicer has in its sole discretion determined to indemnify the Trust Estate against such tax, (ii) to the Indenture Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (iii) to the Indenture Trustee, if such tax arises out of or results from a breach by the Indenture Trustee of any of its obligations under this Article XI or (iv) otherwise against amounts on deposit in the Custodial Account and on the Payment Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the accrued interest due on each Class entitled thereto on a pro rata basis.

(h)  The Indenture Trustee and the Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)  Following the Startup Day, neither the Servicer, nor the Indenture Trustee shall accept any contributions of assets to any of the REMICs created hereunder unless (subject to Section 11.01(f)) the Servicer, the Indenture Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause any of the REMICs to fail to qualify as a REMIC at any time that any Notes or Class A-R Certificates or Class G Certificates are outstanding or subject any of the REMICs to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)  Neither the Servicer nor the Indenture Trustee shall (subject to Section 11.01(f)) enter into any arrangement by which any of the REMICs created hereunder will receive a fee or other compensation for services nor permit any of the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)  Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the “latest possible maturity date” by which the Class Principal Balance of each Class of Notes representing a regular interest in the applicable REMIC is the Final Payment Date.

(l)  Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for each REMIC created hereunder.

(m)  Neither the Depositor, the Indenture Trustee nor the Servicer shall sell, dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of either of the REMICs created hereunder, (iii) the termination of the applicable REMIC pursuant to Section 3.05 of the Trust Agreement or (iv) a purchase of Loans pursuant to the Purchase Agreement) nor acquire any assets for any of the REMICs, nor sell or dispose of any investments in the Custodial Account or the Payment Account for gain nor accept any contributions to any of the REMICs after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of any of the REMICs as a REMIC or (b) unless the Servicer has determined in its sole discretion to indemnify the Trust Estate against such tax, cause any REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

(n)  The Indenture Trustee will apply for an employer identification number from the Internal Revenue Service on a Form SS-4 or any other acceptable method for all tax entities.

Section 11.02  Distributions on the REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Regular Interests.

(a) Distributions on the REMIC I Regular Interests.

On each Payment Date, the Indenture Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Payment Account and distributed to the holders of the Class G Certificates, as the case may be:

(i)  first, to the Holders of the Class G Certificates, an amount equal to any Additional Balance Advance Amount with respect to the Mortgage Loans for such Payment Date;

(ii)  second, to the Holders of REMIC I Regular Interests LT-1 and LTIA-PF an amount equal to (x) the Uncertificated Accrued Interest for such Payment Date, plus (y) any amounts in respect thereof remaining unpaid from previous Payment Dates;

(iii)  second, to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the available funds for such Payment Date after the distributions made pursuant to clauses (i) and (ii) above and, in the case of distributions made pursuant to Section 11.02(a)(iii)(c), the amount of any Prepayment Charges for such Payment Date, allocated as follows:

(a) to the Holders of REMIC I Regular Interest LT-1, until the Uncertificated Principal Balance of REMIC I Regular Interest LT-1 is reduced to zero; and

(b) to the Holders of REMIC I Regular Interest LT-PF, until the Uncertificated Principal Balance of REMIC I Regular Interest LT-PF is reduced to zero; and

any remaining amount to the Holders of the Class G Certificates.

(b) Distributions on the REMIC II Regular Interests.

On each Payment Date, the Indenture Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Payment Account and distributed to the holders of the Class A-R Certificates (with respect to the Class R-II Interest), as the case may be:

(i) first, to the extent of the sum of available funds for such Payment Date, to Holders of REMIC II Regular Interests LT-AA, LT-A-1, LT-ZZ, LT-P and LT-AR, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Payment Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest LT-ZZ shall be reduced when the REMIC II Overcollateralization Amount is less than the REMIC II Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC II Regular Interest LT-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest LT-A-1, in the same proportion as the amounts are allocated to the Corresponding Note, pursuant to Section 3.05(b) herein, for each such REMIC II Regular Interest, and the Uncertificated Principal Balance of the REMIC II Regular Interest LT-ZZ shall be increased by such amount;

(ii) second, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the available funds for such Payment Date after the distributions made pursuant to clause (i) above and, in the case of distributions made pursuant to Section 11.02(b)(ii)(b), the amount of any Prepayment Charges for such Payment Date, allocated as follows:

(a) to the Holders of REMIC II Regular Interest LT-AR, an amount equal to the amount distributed to the holder of the Corresponding Note on such Payment Date pursuant to Section 3.05(b); and

(b) to the Holders of REMIC II Regular Interest LT-P, an amount equal to the amount distributed to the holder of the Corresponding Note on such Payment Date pursuant to Section 3.05(b); and

(iii) third, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the available funds for such Payment Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

(a) 98% of such remainder to the Holders of REMIC II Regular Interest LT-AA, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero;

(b) 2% of such remainder, first, to the Holders of REMIC II Regular Interest LT-A-1, equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Note, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero; and second, to the Holders of REMIC II Regular Interest LT-ZZ, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; and

(c) any remaining amount to the Holders of the Class A-R Certificates (with respect to the Class R-II Interest).

ARTICLE XII

CERTAIN MATTERS REGARDING THE INSURER

Section 12.01  Rights of the Insurer to Exercise the Rights of the Class A-1 Notes. By accepting its Note or Certificate, each Class A-1 Noteholder or Class G Certificateholder agrees that unless an Insurer Default exists, the Insurer shall have the right to exercise all consent, voting, direction and other control rights of the Class A-1 Noteholders or Class G Certificateholders under this Indenture without any further consent of the Class A-1 Noteholders or Class G Certificateholders.

Section 12.02  Claims Upon the Policy; Insurance Account.

(a)  If the Indenture Trustee determines that there will be a Deficiency Amount, the Indenture Trustee shall give notice by telephone or telecopy of the aggregate amount of such Deficiency Amount, confirmed in writing in the form set forth as Exhibit A to the Policy, to the Insurer at or before 12:00 noon, New York City time, on the Business Day prior to such Payment Date. If, subsequent to such notice, and prior to payment by the Insurer pursuant to such notice, additional amounts are deposited in the Payment Account, the Indenture Trustee shall reasonably promptly notify the Insurer and the Indenture Trustee and withdraw the notice or reduce the amount claimed, as appropriate.

(b)  The Indenture Trustee shall establish a separate special purpose non-interest bearing trust account for the benefit of Holders of the Class A-1 Notes or Class G Certificates and the Insurer referred to herein as the “Insurance Account” over which the Indenture Trustee shall have exclusive control and sole right of withdrawal. The Indenture Trustee shall deposit any amount paid to it under the Policy in the Insurance Account and distribute such amount only for purposes of payment to Holders of Class A-1 Notes of the Class A-1 Insured Amount or Class G Certificates of the Class G Insured Amount, as applicable, for which a claim was made. Such amount may not be applied to satisfy any costs, expenses or liabilities of the Indenture Trustee or the Trust Estate. Amounts paid under the Policy shall be transferred to the Payment Account in accordance with the next succeeding paragraph and disbursed by the Indenture Trustee to Holders of Class A-1 Notes or Class G Certificates, as applicable, in accordance with Section 3.05, as applicable. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Class A-1 Insured Amount with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Class A-1 Notes or Class G Certificates to be paid from funds transferred from the Insurance Account shall be noted as provided in paragraph (c) below and in the statement to be furnished to Holders of the Notes and Certificates pursuant to Section 3.25. Funds held in the Insurance Account shall be held uninvested by the Indenture Trustee.

On any Payment Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Indenture Trustee as a result of any claim under the Policy, to the extent required to pay the Class A-1 Insured Amount or Class G Insured Amount on such Payment Date, shall be withdrawn by the Indenture Trustee from the Insurance Account and deposited in the Payment Account and applied by the Indenture Trustee, together with the other funds to be distributed to the Class A-1 Noteholders or Class G Certificateholders pursuant to Section 3.05, directly to the payment in full of the Insured Amount due on the Class A-1 Notes or Class G Certificates, as applicable. Any funds remaining in the Insurance Account on the first Business Day following a Payment Date shall be remitted by the Indenture Trustee to the Insurer, pursuant to the written instructions of the Insurer, by the end of such Business Day.

(c)  The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid into the Insurance Account in respect of any Class A-1 Notes or Class G Certificates from moneys received by the Indenture Trustee under the Policy. The Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Day’s prior written notice to the Indenture Trustee.

Section 12.03  Effect of Payments by the Insurer; Subrogation. Anything herein to the contrary notwithstanding, for purposes of this Section 12.03, any payment with respect to principal of or interest on the Class A-1 Notes or Class G Certifcates which is made with monies received pursuant to the terms of the Policy shall not be considered payment of the Class A-1 Notes or Class G Certificates from the Trust Estate. The Indenture Trustee and the Indenture Trustee acknowledge, and each Holder by its acceptance of a Class A-1 Note or Class G Certificates agrees, that without the need for any further action on the part of the Insurer, the Indenture Trustee or the Certificate Registrar, to the extent the Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A-1 Notes or Class G Certificates to the Holders of such Notes, the Insurer will be fully subrogated to, and each Class A-1 Noteholder or Class G Noteholder, as applicable, and the Indenture Trustee hereby delegate and assign to the Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Estate; provided that the Insurer shall be paid such amounts only from the sources and in the manner explicitly provided for herein.

The Indenture Trustee and the Indenture Trustee shall cooperate in all respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer’s rights or interests under this Indenture without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

Section 12.04  Notices and Information to the Insurer. All notices, statements, reports, certificates or opinions required by this Indenture to be sent or made available to any other party hereto or to the Noteholders or Certificateholders shall also be sent or made available to the Insurer.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

HOME EQUITY MORTGAGE TRUST 2007-1, as Issuer

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ J. Christopher Murphy
Name:	J. Christopher Murphy
Title:	Financial Services Officer

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Becky Warren
Name:	Becky Warren
Title:	Assistant Vice President

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP. hereby acknowledges and agrees to the provisions set forth in Section 6.16

By:	/s/ Kevin Steele
Name:	Kevin Steele
Title:	Vice President

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On this ____ day of March, 2007, before me personally appeared __________________ to me known, who being by me duly sworn, did depose and say, that he/she is the __________________________ of Wilmington Trust Company, one of the companies described in and which executed the above instrument; and that she signed her name thereto by like order.

Notary Public
NOTARIAL SEAL

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On this ____ day of March, 2007, before me personally appeared ___________________ to me known, who being by me duly sworn, did depose and say, that he/she is the ____________________________ of U.S. Bank National Association, one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that she signed her name thereto by like order.

Notary Public
NOTARIAL SEAL

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On this ____ day of March, 2007, before me personally appeared ___________________ to me known, who being by me duly sworn, did depose and say, that he/she is the ____________________ of Credit Suisse First Boston Mortgage Acceptance Corp., one of the companies described in and which executed the above instrument; and that he/she signed his name thereto by like order.

Notary Public
NOTARIAL SEAL

EXHIBIT A

FORM OF CLASS A NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS NOTE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

EACH HOLDER OR BENEFICIAL OWNER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE OR A SECURITY ENTITLEMENT THERETO, SHALL BE DEEMED TO MAKE THE REPRESENTATIONS IN SECTION 4.02 OF THE INDENTURE.

THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

HOME EQUITY MORTGAGE TRUST 2007-1

Mortgage-Backed Notes, Series 2007-1

Class A-[__]	Principal Amount: $[____________]

Registered	Cut-off Date: February 1, 2007

No. 1	Percentage Interest: 100%

CUSIP NO. [___________]	Note Interest Rate: Adjustable

First Payment Date: March 26, 2007	Assumed Final Payment Date: May 25, 2037

Home Equity Mortgage Trust 2007-1, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $[___________], payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal and interest on the Class A-[__] Notes pursuant to Section 3.05 of the Indenture dated as of March 9, 2007 (the “Indenture”), among the Issuer, as issuer, and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date, to the extent not previously paid on a prior Payment Date (as defined below). Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

Pursuant to the terms of the Indenture, a distribution will be made on the 25th day of each month, or, if any such date is not a Business Day, then the next Business Day (the “Payment Date”), commencing as described in the Indenture, to the Person in whose name this Note is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the related Accrual Period, or, in the case of the first Payment Date, March 9, 2007, from the Remittance Amount in an amount equal to the product of the Percentage Interest evidenced by this Notes and the amount of interest and principal, if any required to be distributed to Holders of Class A-[__] Notes on such Payment Date.

Interest will be computed on the basis of the actual number of days in each Accrual Period and a year assumed to consist of 360 days.

Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Mortgage-Backed Notes, Series 2007-1, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

The entire unpaid principal amount of this Note shall be due and payable in full on the Final Scheduled Payment Date pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Voting Rights of all Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date with respect to the preceding Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Servicer, the Special Servicer, the Depositor, the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Servicer, the Special Servicer or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Servicer, the Special Servicer or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees by accepting the benefits of the Indenture that such Holder or Beneficial Owner of a Note will not prior to the day that is one year and one day after the date this Indenture terminates, institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

Each Holder or Beneficial Owner of this Note, by acceptance of this Note or a security entitlement thereto shall be deemed to make the representations set forth in Section 4.02 of the Indenture.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a security entitlement to a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Voting Rights of all Notes at the time Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Voting Rights of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders but with prior notice to the Rating Agencies.

The term “Issuer” as used in this Note includes any successor or the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank National Association, in its individual capacity, Wilmington Trust Company, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

HOME EQUITY MORTGAGE TRUST 2007-1 By Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory
Dated: March 9, 2007

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[__] Notes referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory
Dated: March 9, 2007

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
_________________________________________________________________________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed

*/

EXHIBIT B

FORM OF DEPOSITOR CERTIFICATION

Re:   Asset Backed Securities Corporation
Home Equity Mortgage Trust 2007-1
Mortgage-Backed Notes, Series 2007-1

I, __________________________, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Home Equity Mortgage Trust 2007-1 (the “Trust”);

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution information required to be prepared by the Indenture Trustee based upon the servicing information required to be provided by the Servicer and the Special Servicer under the Servicing Agreement is included in these reports;

4. Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Indenture Trustee in accordance with the terms of the Servicing Agreement and based upon the review required under the Servicing Agreement, and except as disclosed in the report, the Servicer and the Special Servicer has fulfilled its obligations under the Servicing Agreement; and

5. The reports disclose all significant deficiencies relating to the Servicer’s and the Special Servicer’s compliance with the minimum servicing standards based, in each case, upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement, that is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated as of March 9, 2007 (the “Indenture”), among the Trust and U.S. Bank National Association, as indenture trustee.

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

By:
Name:
Title:
Date:

EXHIBIT C

FORM OF INDENTURE TRUSTEE CERTIFICATION
Re:	Asset Backed Securities Corporation
Home Equity Mortgage Trust 2007-1
Mortgage-Backed Notes, Series 2007-1

U.S. Bank National Association (the “Indenture Trustee”) hereby certifies to Asset Backed Securities Corporation (the “Depositor”), and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act of 1933, as amended, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. The Indenture Trustee has reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 10-D containing Monthly Statements filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

2. Subject to paragraph 4 hereof, based on the Indenture Trustee’s knowledge and assuming the accuracy and completeness of the information supplied to the Indenture Trustee by the Servicer, the Distribution Information in the Monthly Statements contained in such reports on Form 10-D, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Indenture to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3. Based on the Indenture Trustee’s knowledge, the Distribution Information required to be provided by the Indenture Trustee under the Indenture is included in these reports.

4. In compiling the Distribution Information and making the foregoing certifications, the Indenture Trustee has relied upon information furnished to it by the Servicer under the Servicing Agreement. The Indenture Trustee shall have no responsibility or liability for any inaccuracy in such reports on Form 10-D to the extent such inaccuracy results from information received from the Servicer.

For purposes of this Certificate, the following terms shall have the meanings ascribed below:

“Distribution Information” shall mean that information (x) calculated and reported by the Indenture Trustee and (y) reported by the Indenture Trustee, in either case, pursuant to Section 3.25 of the Indenture.

“Monthly Statements” shall mean the monthly statements prepared by the Indenture Trustee pursuant to Section 3.25 of the Indenture.

Any additional capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated as of March 9, 2007 (the “Indenture”), among Home Equity Mortgage Trust 2007-1 and U.S. Bank National Association as Indenture Trustee.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:
Date:

EXHIBIT D

FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Indenture Trustee pursuant to Section 6.16(a)(i), (ii) and (iii). If the Indenture Trustee is indicated below as to any item, then the Indenture Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “3.25 statement” are required to be included in the monthly statement under Section 3.25, provided by the Indenture Trustee based on information received from the Servicer to the extent required of the Servicer under the Servicing Agreement; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 3.25 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. Items indicated as “N/A” are not applicable to the transaction.

For purposes of this Exhibit, “Servicer” includes the Special Servicer.

Form	Item	Description	Responsible Party
10-D
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	3.25 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	3.25 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	3.25 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	3.25 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
3.25 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	3.25 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	3.25 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	3.25 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
3.25 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	3.25 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
3.25 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

3.25 statement

Updated pool composition information fields to be as reasonably requested by Depositor in writing to the Servicer and the Indenture Trustee at least 30 days prior to the related Servicer Data Remittance Date from time to time

		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	3.25 statement. Form 10-D report: Servicer/Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
3.25 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report: Depositor
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Seller (subject to Depositor approval)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	3.25 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Seller (subject to Depositor approval) Form 10-D report: Seller (subject to Depositor approval)
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Seller (subject to Depositor approval)
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Indenture Trustee

Issuing entity

Servicer or any Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian
Seller Depositor Indenture Trustee Depositor Servicer Depositor Custodian
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default of which the Indenture Trustee has received written notice or has actual knowledge (after expiration of any grace period and provision of any required notice)
Indenture Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Indenture Trustee
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	Depositor Depositor
Item 1115(b) - Derivative Counterparty Financial Information*

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor Depositor Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Indenture Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Any of the following that is entering into a material definitive agreement: Servicer, Indenture Trustee, Seller, Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
Any of the following that is requesting termination of a material definitive agreement: Servicer, Indenture Trustee, Seller, Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Indenture Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
Any of the following that is in bankruptcy or receivership: Servicer, Indenture Trustee, Seller, Depositor, Custodian
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 3.25 statement
Indenture Trustee
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Indenture Trustee (or Depositor, if the Indenture Trustee is not a party to such agreement or required to provide prior written consent to such amendment)
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	N/A
	6.01	ABS Informational and Computational Material	Depositor
[Not included in reports to be filed under Section 8.12]
	6.02	Change of Servicer or Indenture Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or Indenture Trustee. Reg AB disclosure about any new servicer or Indenture Trustee is also required.
Indenture Trustee
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Indenture Trustee
	6.04	Failure to Make a Required Distribution	Indenture Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	Depositor Depositor
Item 1115(b) - Derivative Counterparty Financial Information

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor Depositor Depositor
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Indenture Trustee

Issuing entity

Servicer or any other Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian
Seller Depositor Indenture Trustee Depositor Servicer Depositor Custodian
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:

Sponsor (Seller)

Depositor

Indenture Trustee

Servicer or any other Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator

Custodian

Counterparty
Seller Depositor Indenture Trustee Servicer Depositor Custodian Depositor
		Item 1122 - Assessment of Compliance with Servicing Criteria	Indenture Trustee, Servicer, Custodian
		Item 1123 - Servicer Compliance Statement	Servicer

EXHIBIT E

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Key:
X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Servicer	Custodian	IndentureTrustee
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.			X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X		X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		N/A		X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.			X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X		X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A		X

EXHIBIT F

FORM OF POLICY

EXECUTED VERSION

CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT

Attached to and forming part of Certificate Guaranty Insurance Policy No. AB1064BE issued to:	Effective Date of Endorsement: March 9, 2007

U.S. Bank National Association, as Trustee for the benefit of the Holders of Home Equity Mortgage Trust 2007-1 Mortgage-Backed Notes, Series 2007-1, Class A-1 Notes and Class G Certificates

For all purposes of this Policy, the following terms shall have the following meanings:

“Agreement” means, for purposes of the Policy, the Indenture.

“Business Day” means any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York, Pennsylvania, Delaware or Minnesota, or (iii) a day on which banks in the State of New York, Pennsylvania, Delaware or Minnesota are authorized or obligated by law or executive order to be closed.

“Class A-1 Notes” means the Class A-1 Notes, substantially in the form set forth in Exhibit A to the Agreement.

“Class G Certificates” means the Class G Certificates, substantially in the form set forth in Exhibit L to the Trust Agreement.

“Current Interest” means, with respect to the Class A-1 Notes and the Class G Certificates and any Payment Date, the interest accrued at the Note Interest Rate for the applicable period on the related Class Principal Balance during the related Accrual Period reduced by a pro rata portion of any Interest Shortfalls. Current Interest does not include any Basis Risk Shortfalls.

“Deficiency Amount” means, with respect to the Class A-1 Notes and the Class G Certificates, (a) for any Payment Date occurring prior to the Final Scheduled Payment Date, an amount, if any, equal to the sum of: (i) the excess of (x) Current interest for the Class A-1 Notes or Class G Certificates, as applicable, on such Payment Date, over (y) the Interest Remittance Amount on such Payment Date allocated to pay Current Interest on the Class A-1 Notes or Class G Certificates, as applicable, on such Payment Date as provided in the Indenture, (ii) on any Payment Date prior to the Final Scheduled Payment Date, the excess, if any, of the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates (after giving effect to any principal payments other than any amounts paid in respect of the Policy on such Payment Date) over the Aggregate Collateral Balance for such Payment Date and (iii) the Class Principal Balance of the Class A-1 Notes or Class G Certificates, as applicable, to the extent unpaid on the Final Scheduled Payment Date or earlier termination of the Trust pursuant to the terms of the Indenture, in each case after giving effect to payments made on such date from sources other than the Policy.

“Due for Payment” means, with respect to any Insured Amounts, such amount is due and payable pursuant to the terms of the Agreement.

“Final Scheduled Payment Date” means the Payment Date in May 2037.

“First Payment Date” means March 26, 2007.

“Holder” means the registered owner or beneficial owner of any Class A-1 Note or Class G Certificate, but shall not include the Trustee, the Owner Trustee, the Seller, the Servicer, the Depositor or any of their Affiliates.

“Indenture” means the Indenture (including Appendix A thereto), dated as of March 9, 2007, by and between Home Equity Mortgage Trust 2007-1, as Issuer, and U.S. Bank National Association, as Indenture Trustee, as such Indenture may be amended, modified or supplemented from time to time as set forth in the Indenture.

“Insurance Agreement” means the Insurance and Indemnity Agreement, dated as of March 9, 2007, by and among the Insurer, Credit Suisse First Boston Mortgage Acceptance Corp., as Depositor, the Seller, the Servicer, Home Equity Mortgage Trust 2007-1, as Issuing Entity, and the Trustee, as such agreement may be amended, modified or supplemented from time to time.

“Insured Amounts” means, with respect to any Payment Date, any Deficiency Amount with respect to the Class A-1 Notes or the Class G Certificates for such Payment Date.

“Insured Payments” means the aggregate amount actually paid by the Insurer to the Trustee in respect of (i) Insured Amounts for any Payment Date and (ii) Preference Amounts for any given Business Day.

“Insurer” means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, or any successor thereto, as issuer of the Policy.

“Late Payment Rate” means for any Payment Date, the greater of (i) the rate of interest, as it is publicly announced by Citibank, N.A., at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (ii) the then applicable highest rate of interest on the Class A-1 Notes or the Class G Certificates. The Late Payment Rate shall be computed on the basis of a year of 360 days and the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

“Nonpayment” means, with respect to any Payment Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Agreement.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile, substantially in the form of Exhibit A to this Policy, the original of which is subsequently delivered by registered or certified mail, executed by the Trustee and delivered by the Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

“Payment Date” means the 25th day of any month (or if such 25th day is not a Business Day, the first Business Day immediately following) beginning on the First Payment Date.

“Policy” means this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

“Preference Amount” means any payment of principal or interest on a Class A-1 Note or Class G Certificate which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee which has been deemed a preferential transfer and was previously recovered from a Holder pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

“Premium” means the amount payable to the Insurer on each Payment Date calculated at the Premium Percentage.

“Premium Percentage” shall have the meaning set forth in the Insurance Agreement.

“Reimbursement Amount” means, with respect to any Payment Date, the sum of (x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date pursuant to Section 3.05 of the Agreement, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments, and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement, as certified to the Trustee by the Insurer plus (ii) interest on such amounts at the Late Payment Rate.

“Trustee” means U.S. Bank National Association, in its capacity as Indenture Trustee under the Agreement, or if any successor Indenture Trustee shall be appointed as provided therein, then “Trustee” shall also mean such successor indenture trustee, subject to the provisions thereof.

Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meaning assigned to them in the Insurance Agreement and the Agreement (including Appendix A thereto), without regard to any amendment or modification thereof, unless such amendment or modification has been approved in writing by the Insurer.

Notwithstanding any other provision of the Policy, the Insurer will pay any Insured Amount payable hereunder to the Trustee for the benefit of the Holders no later than 12:00 noon, New York City time, on the later of (i) the Payment Date on which the related Insured Amount is due and (ii) the second Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice at the address and in the manner provided in Section 6.02 of the Insurance Agreement; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee, and the Trustee may submit an amended or corrected Notice.

As provided in the third paragraph of the Policy, the Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event no earlier than the third Business Day following receipt by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or the Holder, as applicable, is required to return such Preference Amount paid during the term of this Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or the Holder (the “Order”), (ii) a certificate by or on behalf of the Trustee or the Holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Trustee or the Holder, irrevocably assigning to the Insurer all rights and claims of the Trustee or the Holder relating to or arising under the Agreement against the estate of the Trustee or otherwise with respect to such Preference Amount and (iv) a Notice (in the form attached hereto as Exhibit A) appropriately completed and executed by the Trustee; provided, that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day; provided, further, that the Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class A-1 Notes or the Class G Certificates prior to the time the Insurer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Holder directly, unless the Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Trustee for the benefit of the Holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

The Insurer hereby agrees that if it shall be subrogated to the rights of the Holders by virtue of any payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders’ allocable distributions for such Payment Date can be made. In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Insurance Agreement and the Agreement.

The Policy does not cover Interest Shortfalls or Basis Risk Shortfalls allocated to the Class A-1 Notes or the Class G Certificates, nor does the Policy guaranty to the Holders any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer, any REMIC thereof, the Trustee, the Holders or the Depositor for withholding taxes due on the payments made to the Holders or REMIC liabilities, if any (including interest and penalties in respect of any such liability) nor any risk other than Nonpayment, including the failure of the Trustee to make any payment required under the Agreement to the Holders. In addition, this Policy does not cover the payment of any Excluded Amount or any interest accrued thereon.

The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

A Premium will be payable on this Policy on each Payment Date as provided in Section 3.05 of the Agreement, beginning with the First Payment Date, in an amount equal to the Premium.

THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE SEVENTY-SIX OF THE NEW YORK INSURANCE LAWS.

In the event of a payment default by or insolvency of the Issuer, there shall be no acceleration of the payments required to be made under the Policy unless such acceleration is at the sole option of the Insurer; it being understood that a payment shortfall in respect of the redemption of any Class A-1 Note or Class G Certificate, as applicable, by reason of the repurchase of the assets of the Trust pursuant to the Indenture does not constitute acceleration for the purposes of the Policy.

The Insurer’s obligation to make payment hereunder with respect to a particular Insured Amount or Preference Amount shall be discharged to the extent funds equal to the applicable Insured Amount or Preference Amount are received by the Trustee or any paying agent of the Trustee, whether or not such funds are properly applied by the Trustee or such paying agent.

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

To the extent the provisions of this endorsement conflict with the provisions in the above-mentioned Policy, the provisions of this endorsement shall govern.

The Policy is non-cancelable for any reason, including nonpayment of any Premium. The Premium on the Policy is not refundable for any reason, including the payment of any Class A-1 Note or Class G Certificate, as applicable, prior to the maturity of the Class A-1 Notes or Class G Certificates, as applicable. The Policy shall expire and terminate without any action on the part of the Insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Class A-1 Notes or Class G Certificates, as applicable, shall have been paid in full and (ii) if any insolvency proceeding referenced in the first full paragraph on page 4 with respect to which the Depositor is a debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding. Upon the termination of this Policy, the Trustee shall forthwith deliver the original of this Policy to the Insurer.

No waiver of any rights or powers of the Insurer, the Holders or the Trustee or consent by any of them shall be valid unless signed by an authorized officer or agent thereof.

This Policy is issued under and pursuant to, and shall be construed in accordance with, the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Ambac Assurance Corporation has caused this endorsement to the Policy to be signed by its duly authorized officers.

Assistant Secretary	First Vice President

EXHIBIT A
TO THE CERTIFICATE GUARANTY INSURANCE POLICY
Policy No. AB1064BE

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF INSURED AMOUNTS

Date: [  ]

Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004
Attention: General Counsel

Reference is made to Certificate Guaranty Insurance Policy No. AB1064BE (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Agreement, as the case may be, unless the context otherwise requires.

The Trustee hereby certifies as follows:

1.	The Trustee is the Trustee under the Agreement for the Holders.

2.	The relevant Payment Date is [date].

3.
Payment on the Class A-1 Notes or the Class G Certificates in respect of the Payment Date is due to be received on ___________________under the Agreement, in an amount equal to $ ________________________.

4.
[There is an Insured Amount of $________________ in respect of the Class A-1 Notes or the Class G Certificates, which amount is Due for Payment pursuant to the terms of the Agreement.] [There is a Preference Amount of $_____________________ in respect of the Class A-1 Notes or the Class G Certificates, which amount is Due for Payment.]

5.	The Trustee has not heretofore made a demand for the Insured Amount in respect of the Payment Date.

6.
The Trustee hereby requests the payment of the Insured Amount that is Due For Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to: _____________________ (Trustee’s account number).

7.
The Trustee hereby agrees that, following receipt of the Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Class A-1 Notes or Class G Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Insurance Account and not commingle such funds with other funds held by Trustee; and (d) maintain an accurate record of such payments with respect to each Class A-1 Note or Class G Certificate and the corresponding claim on the Policy and proceeds thereof.

By:
Trustee

Title:
(Officer)

EXHIBIT G

STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS

(a)  with respect to each Class of Notes or Certificates which are not Notional Amount Certificates and, unless otherwise stated, the related Payment Date,

(i)  the initial Class Principal Balance of such Class as of the Closing Date;

(ii)  the Class Principal Balance of such Class before giving effect to the distribution of principal and interest;

(iii)  the amount of the related distribution on such Class allocable to interest;

(iv)  the amount of the related distribution on such Class allocable to principal;

(v)  the sum of the principal and interest payable to such Class;

(vi)  the Realized Loss allocable to such Class;

(vii)  the Carryforward Interest allocable to such Class;

(viii)  the Class Principal Balance of such Class after giving effect to the distribution of principal and interest;

(ix)  the Pass-Through Rate for such Class and whether such Pass-Through Rate was limited by the Net Funds Cap;

(x)  [reserved];

(xi)  any shortfall in principal allocable to such Class, if such amount is greater than zero; and

(xii)  any shortfall in interest allocable to such Class, if such amount is greater than zero.

(b)  with respect to each Class of Notes or Certificates which are Notional Amount Certificates and, unless otherwise stated, the related Payment Date,

(i)  the Notional Amount of such Class as of the Cut-off Date;

(ii)  the Notional Amount of such Class before giving effect to the distribution of interest;

(iii)  the amount of the related distribution on such Class allocable to interest;

(iv)  the amount of the related distribution on such Class allocable to principal;

(v)  the sum of the principal and interest payable to such class;

(vi)  the Realized Loss allocable to such Class;

(vii)  the Deferred Amount allocable to such Class;

(viii)  the Notional Amount of such Class after giving effect to the distribution of interest;

(ix)  the Pass-Through Rate for such Class; and

(x)  [reserved].

(c)  with respect to a $1,000 factor of the Initial Class Principal Balance of each Class of Notes or Certificates which are not Notional Amount Certificates and the related Payment Date,

(i)  the CUSIP number assigned to such Class;

(ii)  the Class Principal Balance of such Class factor prior to giving effect to the distribution of principal and interest;

(iii)  the amount of the related distribution allocable to interest on such Class factor;

(iv)  the amount of the related distribution allocable to principal on such Class factor;

(v)  the sum of the principal and interest payable to such Class factor; and

(vi)  the Class Principal Balance of such Class factor after giving effect to the distribution of principal and interest.

(d)  with respect to a $1,000 factor of the Initial Class Principal Balance of each Class of Notes or Certificates which are Notional Amount Certificates and the related Payment Date,

(i)  the CUSIP number assigned to such Class;

(ii)  the Notional Amount of such Class factor prior to giving effect to the distribution of interest;

(iii)  the amount of the related distribution allocable to interest on such Class factor;

(iv)  the amount of the related distribution allocable to principal on such Class factor;

(v)  the sum of the principal and interest payable to such Class factor; and

(vi)  the Notional Amount of such Class factor after giving effect to the distribution of interest.

(e)  with respect to the related Payment Date,

(i)  the Principal Payment Amount, Principal Collections and Principal Remittance Amount;

(ii)  the amount of Curtailments;

(iii)  the amount of Curtailment interest adjustments;

(iv)  the Scheduled Payment of principal;

(v)  the amount of Principal Prepayments;

(vi)  the amount of principal as a result of repurchased Loans;

(vii)  the Substitution Adjustment Amount;

(viii)  the aggregate amount of scheduled interest prior to reduction for fees;

(ix)  the amount of Net Recoveries;

(x)  the amount of reimbursements of Nonrecoverable Advances previously made;

(xi)  the amount of recovery of reimbursements previously deemed nonrecoverable;

(xii)  the amount of net Liquidation Proceeds;

(xiii)  the amount of Insurance Proceeds;

(xiv)  the amount of any other distributions allocable to principal;

(xv)  the number of Loans as of the first day of the related Collection Period;

(xvi)  the aggregate Stated Principal Balance of the Loans as of the first day of the related Collection Period;

(xvii)  the number of Loans as of the last day of the related Collection Period;

(xviii)  the aggregate Stated Principal Balance of the Loans as of the last day of the related Collection Period;

(xix)  the sum of the Servicing Fee, the Excess Servicing Fee, the Credit Risk Manager Fee and the Indenture Trustee Fee and the Expense Fee, with an identification of each payee and the general purpose of such fees;

(xx)  the amount of current Advances (including the general purpose of such Advances);

(xxi)  the amount of outstanding Advances and the general source of funds for reimbursements;

(xxii)  the number and aggregate principal amounts of Loans Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 days or more, including Delinquent bankrupt Loans but excluding Loans in foreclosure and REO Property;

(xxiii)  the number and aggregate principal amounts of Loans that are currently in bankruptcy, but not Delinquent;

(xxiv)  the number and aggregate principal amounts of Loans that are in foreclosure;

(xxv)  the Delinquency Rate, Rolling Three Month Delinquency Rate, the Senior Enhancement Percentage and whether a Trigger Event is in effect ;

(xxvi)  the number and aggregate principal amount of any REO Properties as of the close of business on the Determination Date preceding such Payment Date;

(xxvii)  current Realized Losses;

(xxviii)  Cumulative Net Realized Losses and whether a Cumulative Loss Event is occurring;

(xxix)  the weighted average term to maturity of the Loans as of the close of business on the last day of the calendar month preceding the related Payment Date;

(xxx)  the number of Loans that have Prepayment Penalties and for which prepayments were made during the related Collection Period, as applicable;

(xxxi)  the aggregate principal balance of Loans that have Prepayment Penalties and for which prepayments were made during the related Collection Period, as applicable;

(xxxii)  the aggregate amount of Prepayment Penalties collected during the related Collection Period, as applicable;

(xxxiii)  the total cashflows received and the general sources thereof;

(xxxiv)  the amount of any funds remaining in the Pre-Funding Account as of such Payment Date;

(xxxv)  the weighted average Net Mortgage Rate and the Net Funds Cap;

(xxxvi)  the Net Excess Spread; and

(xxxvii)  the applicable Record Dates, Interest Accrual Periods, Determination Date for calculating distributions and the actual Payment Date.

(f)  with respect to the related Payment Date,

(i)  the Targeted Overcollateralization Amount;

(ii)  the Overcollateralization Amount;

(iii)  the amount, if any, by which the Targeted Overcollateralization Amount exceeds the Overcollateralization Amount;

(iv)  the Overcollateralization Release Amount;

(v)  the Monthly Excess Interest and the Monthly Excess Cashflow;

(vi)  the amount of any payment to the Class X-1 Certificates;

(vii)  the Realized Loss Percentage;

(viii)  the amount of any Additional Balance Advance Amount for any period;

(ix)  the amount of Excluded Amounts for the related Collection Period;

(x)  the amount, if any, received under the Policy; and

(xi)  the occurrence of any Rapid Amortization Event or any Event of Default in respect of the Notes under the Indenture.

APPENDIX A

DEFINITIONS

Accepted Servicing Practices: With respect to any Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Loan in the jurisdiction where the related Mortgaged Property is located.

Accrual Period: For the Class A-1 Notes and the Class G Certificates and any Payment Date, the period commencing on the immediately preceding Payment Date (or the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date. For the Class A-R, Class P, Class X-1 and Class X-2 Certificates and any Payment Date, the calendar month preceding such Payment Date.

Accrued Certificate Interest: With respect to each Payment Date and the REMIC I or REMIC II Regular Interests, the Uncertificated Accrued Interest for such Regular Interest. With respect to each Payment Date, interest accrued during the related Accrual Period at the interest rate for such Notes or Certificates, as applicable, on the related Notes Balance or Certificate Balance, as applicable, for such Payment Date.

Act of Noteholder: As defined in Section 10.03 of the Indenture.

Additional Balance: With respect to any Loan, any future Draw (other than a Draw representing an Excluded Amount) made by the related Mortgagor pursuant to the related Loan Agreement after the Cut-Off Date, together with all money due or to become due in respect of such Draw.

Additional Balance Advance Amount: Shall mean, with respect to any Payment Date during the Managed Amortization Period, the sum of (a) the excess, if any, of (1) the aggregate principal amount of Additional Balances conveyed to the Issuing Entity during the related Collection Period, over (2) related Principal Collections applied to purchase such Additional Balances and (b) any Additional Balance Advance Amount remaining unreimbursed from the prior Payment Date. The Additional Balance Advance Amount shall be evidenced by the Class G Certificates. With respect to any Payment Date during a Rapid Amortization Period, the Additional Balance Advance Amount for any such Payment Date shall only equal the amount noted in clause (b) above as reduced by any amounts paid to the Class G Certificates in respect of principal prior to the related Payment Date during the Rapid Amortization Period, pursuant to Section 5.01(a) of the Trust Agreement. In no event shall Excluded Amounts constitute a part of the Additional Balance Advance Amount.

Additional Form 10-D Disclosure: As defined in Section 6.16(a)(i) of the Indenture.

Additional Form 10-K Disclosure: As defined in Section 6.16(a)(iii) of the Indenture.

Adjustment Date: With respect to each HELOC, the date set forth in the related Mortgage Note on which the related Mortgage Interest Rate on the HELOC is adjusted in accordance with the terms of the Loan Agreement.

Administrator: U.S. Bank National Association and its successors or assigns or any successor administrator appointed pursuant to the terms of the Administration Agreement.

Administration Agreement: The administration agreement dated as of the Closing Date among the Seller, the Issuer and the Indenture Trustee.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Aggregate Collateral Balance: As of any date of determination, an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account. The Aggregate Collateral Balance as of the Cut-off Date is equal to the Aggregate Loan Balance as of the Cut-off Date plus the amount on deposit in the Pre-Funding Account as of the Closing Date.

Aggregate Loan Balance: As of any Payment Date, an amount equal to the aggregate of the Principal Balances of the Loans as of the last day of the prior month.

Aggregate Subsequent Transfer Amount: With respect to any Subsequent Transfer Date, the aggregate Principal Balance as of the applicable Cut-off Date of the related Subsequent Loans conveyed on such Subsequent Transfer Date, as listed on the revised Loan Schedule delivered pursuant to Section 2.04(b) of the Indenture; provided, however, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

Annual Statement of Compliance: As defined in Section 3.10 of the Servicing Agreement.

Applied Loss Amount: For any Payment Date, an amount equal to the excess of the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates over the Aggregate Collateral Balance after giving effect to all Realized Losses incurred during the Collection Period for such Payment Date and payments of principal on such Payment Date.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by the most recent property valuation made on behalf of the Seller.

Assessment of Compliance: As defined in Section 3.11 of the Servicing Agreement.

Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same jurisdiction.

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee, Seller or Administrator who is authorized to act in matters relating to the Issuer under the Trust Agreement or Administration Agreement and who is identified on the list of Authorized Officers delivered to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Attestation Report: As defined in Section 3.11 of the Servicing Agreement.

Bankruptcy Code: The United States Bankruptcy Code of 1978, as amended.

Basic Documents: The Trust Agreement, the Indenture, the Loan Purchase Agreement, the Servicing Agreement, the Administration Agreement, the Custodial Agreement, the Insurance Agreement, the Interest Rate Cap Agreement and the other documents and certificates delivered in connection with any of the above.

Basis Risk Reserve Fund: The separate Eligible Account created and initially maintained by the Indenture Trustee pursuant to Section 3.32 of the Indenture in the name of the Indenture Trustee for the benefit of the Noteholders. Funds in the Basis Risk Reserve Funds shall be held in trust for the holders of the Class A-1 Notes and Class G Certificates for the uses and purposes set forth in the Indenture. Each Basis Risk Reserve Fund will be an “outside reserve fund” within the meaning of Treasury regulation Section 1.860G-2(h) established and maintained pursuant to Section 3.32 of the Indenture. The Basis Risk Reserve Fund is not an asset of any REMIC. Ownership of the Basis Risk Reserve Fund is evidenced by the Class X-1 Certificates.

Basis Risk Shortfall: With respect to any Payment Date and the Class A-1 Notes and the Class G Certificates, the sum of:

(1) the excess, if any, of (A) the related Current Interest for such Class calculated on the basis of the lesser of (x) LIBOR plus the applicable Note Margin with respect to each such Class of Notes or the Class G Certificates and (y) the Maximum Interest Rate for that Payment Date, over (B) Current Interest for such Class calculated on the basis of the Net Funds Cap, for the applicable Payment Date;

(2) any amounts relating to clause (1) remaining unpaid from prior Payment Dates, and

(3) interest on the amount in clause (2) calculated on the basis of the lesser of (x) LIBOR plus the applicable Note Margin with respect to each such Class of Notes or the Class G Certificates and (y) the Maximum Interest Rate, on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

Beneficial Owner: With respect to any Note, the Person who is the owner of a security entitlement to such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

Book-Entry Notes: Notes held by the Depository as described in Section 4.06 of the Indenture. Initially, the Notes shall be Book-Entry Notes.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York, Pennsylvania, Delaware or Minnesota, or (iii) a day on which banks in the State of New York, Pennsylvania, Delaware or Minnesota are authorized or obligated by law or executive order to be closed.

Capitalization Reimbursement Amount: For any Payment Date, the aggregate of the amounts added to the Principal Balances of the Loans during the preceding calendar month representing reimbursements to the Servicer on or prior to such Payment Date in connection with the modification of such Loans pursuant to Section 3.07(a) of the Servicing Agreement.

Capitalized Interest Account: The separate Eligible Account designated as such and created and maintained by the Indenture Trustee pursuant to Section 3.32(b) of the Indenture. The Capitalized Interest Account shall be treated as an “outside reserve fund” under applicable Treasury regulations and shall not be part of any REMIC. Except as provided in Section 3.32(b) of the Indenture, any investment earnings on the Capitalized Interest Accounts shall be treated as owned by the Depositor and will be taxable to the Depositor.

Capitalized Interest Deposit: $43,501.91.

Capitalized Interest Requirement: With respect to the March 2007 Payment Date, an amount equal to interest accruing during the related Accrual Period for the Class A-1 Notes and the Class G Certificates at a per annum rate equal to (x) the weighted average Note Interest Rate of the Class A-1 Notes and the Class G Certificates multiplied by (y) the related Pre-Funding Amount outstanding at the end of the related Collection Period. With respect to the April 2007 Payment Date, an amount equal to interest accruing during the related Accrual Period for the Class A-1 Notes and the Class G Certificates at a per annum rate equal to (x) the weighted average Note Interest Rate of the Class A-1 Notes and the Class G Certificates for such Payment Date multiplied by (y) the sum of (c) the related Pre-Funding Amount at the end of the related Collection Period and (d) the aggregate Principal Balance of the related Subsequent Loans that do not have a first Due Date prior to April 2007, transferred to the Trust during the related Collection Period. With respect to the May 2007 Payment Date, an amount equal to interest accruing during the related Accrual Period for the Class A-1 Notes and the Class G Certificates at a per annum rate equal to (x) the weighted average Note Interest Rate of the Class A-1 Notes and the Class G Certificates for such Payment Date multiplied by (y) the sum of (c) the related Pre-Funding Amount at the end of the related Collection Period and (d) the aggregate Principal Balance of the related Subsequent Loans that do not have a first Due Date prior to May 1, 2007, transferred to the Trust during the related Collection Period.

Carryforward Interest: For the Class A-1 Notes and Class G Certificates and any Payment Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Payment Date and (B) any unpaid Carryforward Interest from previous Payment Dates exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Payment Date, and (2) for the Class A-1 Notes and the Class G Certificates. interest on such amount for the related Accrual Period at the applicable Note Interest Rate.

Certificate Balance: With respect to the Class G Certificates and any date of determination, the Initial Class G Certificate Balance, increased by any unreimbursed Additional Balance Advance Amounts. With respect to the Class A-R Certificates and any date of determination, the Initial Class A-R Certificate Balance, reduced by all payments of principal on such Certificates prior to such date of determination. With respect to the Class P Certificates and any date of determination, the Initial Class P Certificate Balance, reduced by all payments of principal on such Certificates prior to such date of determination.

Certificate Distribution Account: The account or accounts created and maintained by the Certificate Paying Agent pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Paying Agent will make all distributions on the Certificates from money on deposit in the Certificate Distribution Account. The Certificate Distribution Account shall be an Eligible Account.

Certificate of Trust: The Certificate of Trust filed for the Owner Trust pursuant to Section 3 810(a) of the Statutory Trust Statute, including all amendments and restatements.

Certificate Paying Agent: The paying agent appointed pursuant to Section 3.10 of the Trust Agreement.

Certificate Percentage Interest: With respect to the Certificates, the Certificate Percentage Interest stated on the face thereof.

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates.

Certificate Registrar: Initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Issuer, the Owner Trustee, the Indenture Trustee or any Affiliate of the Owner Trustee, the Indenture Trustee shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of the Owner Trustee, the Indenture Trustee.

Certificates: Collectively, the Class G Certificates, Class A-R Certificates, Class Class P Certificates, Class X-1 Certificates and Class X-2 Certificates.

Charged Off Loan: With respect to any Payment Date, a defaulted Loan that has not yet been liquidated, giving rise to a Realized Loss, on the date on which the Servicer determines, pursuant to the procedures set forth in Section 3.07 of the Servicing Agreement, that there will be (i) no Significant Net Recoveries with respect to such Loan or (ii) the potential Net Recoveries are anticipated to be an amount, determined by the Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property.

Class: Collectively, all of the Notes bearing the same designation.

Class A Notes: The Class A-1 Notes.

Class A-1 Notes: The Class A-1 Mortgage-Backed Notes, Series 2007-1, in substantially the form set forth in Exhibit A to the Indenture.

Class A-R Certificates: The Class A-R Certificates substantially in the form set forth in Exhibit I to the Trust Agreement. The Class A-R Certificates represents beneficial ownership of the Class R-II Interest and the Class R-III Interest.

Class A-R Certificate Balance: An amount equal to $100.00 less amounts distributed in respect of principal pursuant to Section 5.01(a) of the Trust Agreement.

Class A-R Certificate Distribution Amount: The amount payable to the Certificate Paying Agent under Section 3.05(b)(iii) and Section 3.05(c)(ii) of the Indenture for payment to the Class A-R Certificates under the Trust Agreement.

Class P Certificates: The Class P Certificates substantially in the form of Exhibit L to the Trust Agreement.

Class X-1 Certificates: The Class X-1 Certificates substantially in the form of Exhibit A to the Trust Agreement.

Class X-1 Distribution Amount: On any Payment Date, the sum of Accrued Certificate Interest for such Payment Date and the related Overcollateralization Release Amount, if any, for the Determination Date related to such Payment Date.

Class X-1 Notional Amount: With respect to the Class X-1 Certificates and any Payment Date, the aggregate of the Class Principal Balances for all Classes of REMIC II Regular Interests (other than REMIC II Regular Interest LT-P and LTIIB-AR) before giving effect to payments to be made and the allocation of Applied Loss Amounts to occur on such Payment Date.

Class X-2 Certificates: The Class X-2 Certificates substantially in the form of Exhibit A to the Trust Agreement.

Class G Certificate Distribution Amount: The amount payable to the Certificate Paying Agent under Section 3.05(a), Section 3.05(b)(i) and Section 3.05(d)(ii) of the Indenture for payment to the Class G Certificates under the Trust Agreement.

Class G Certificates: The Class G Certificates substantially in the form of Exhibit L to the Trust Agreement. The Class G Certificates are designated as the sole class of “residual interest” in REMIC I.

Class Principal Balance: With respect to the Class A-1 Notes and the Certificates (other than the Class X-1 Certificates and Class X-2 Certificates) and as of any date of determination, an amount equal to the Initial Note Balance or Certificate Balance of that Class, reduced by all amounts previously distributed to holders of Notes or Certificates of that Class as payments of principal.

With respect to the Class G Certificates and as of any date of determination, any unreimbursed Additional Balance Advance Amounts. After the occurrence of the Rapid Amortization Period, the Class Principal Balance of the Class G Certificates will not increase.

With respect to the Class X-1 Certificates and as of any date of determination, an amount equal to the Overcollateralization Amount as of such date of determination.

Class R-II Interest: The uncertificated Residual Interest in REMIC II.

Class R-III Interest: The uncertificated Residual Interest in REMIC III.

Closing Date: March 9, 2007.

Code: The Internal Revenue Code of 1986 (or any successor statute thereto) and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

Collateral: The meaning specified in the Granting Clause of the Indenture.

Collection Period: With respect to each Payment Date, the calendar month preceding the month of that Payment Date.

Combined Loan-to-Value Ratio: With respect to any Loan, the ratio, expressed as a percentage of (i) the sum of (A) the credit limit at origination, and (B) any principal balance of all other Permitted Liens, if any, secured by senior liens on the related Mortgaged Property as of either (i) the date of origination of those senior liens or (ii) the date of origination of such Loan, to (ii) the Appraised Value.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the documents contained in the Mortgage File.

Corporate Trust Office: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust - Structured Finance, Ref: Home Equity Mortgage Trust 2007-1. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Trust Agreement is as set forth in the Trust Agreement.

Corresponding Certificate: With respect to each REMIC II Regular Interest set forth below and where applicable, the corresponding Regular Certificate set forth in the table below:

REMIC II Regular Interest	Regular Certificate
LT-A-1	Class A-1
LT-P	Class P

Credit Limit: With respect to any HELOC, the maximum loan balance permitted under the terms of the related Loan Agreement.

Credit Risk Manager: Clayton Fixed Income Services Inc., a Colorado corporation.

Credit Risk Manager Fee: With respect to any Loan and any Collection Period, the product of (i) the Credit Risk Manager Fee Rate divided by 12 and (ii) the Principal Balance of such Loan as of the first day of such Collection Period.

Credit Risk Manager Fee Rate: 0.015% per annum.

Credit Scores: The credit score for each Loan shall be obtained in accordance with the related originator’s underwriting guidelines. In cases in which one credit score was obtained for purposes of origination, that shall be the credit score. If two credit bureau scores were obtained, the Credit Score will be the lower score. If three credit bureau scores were obtained, the Credit Score will be the middle of the three. When there is more than one applicant, the Credit Score of the applicant with the higher income will be used. There is only one (1) score for any Loan regardless of the number of borrowers and/or applicants.

Cumulative Realized Losses: With respect to any date of determination, the cumulative amount of Realized Losses since the Cut-off Date, less (i) any amounts in respect of recoveries and applied as principal on a related Loan in any month subsequent to the month in which such related Loan was designated as a Liquidated Loan and (ii) Net Recoveries received on related Charged Off Loans.

Current Interest: For any Payment Date and the Class A-1 Notes and the Class A-R, Class P and Class G Certificates, the amount of interest accruing at the applicable Note Interest Rate on the related Class Principal Balance during the related Accrual Period, as reduced by a pro rata portion of any Interest Shortfalls.

Custodial Account: The account or accounts created and maintained by the Servicer pursuant to Section 3.02(b) of the Servicing Agreement, in which the Servicer shall deposit or cause to be deposited certain amounts in respect of the Loans.

Custodial Agreement: Any of the Custodial Agreements between a Custodian and the Indenture Trustee, relating to the custody of the Loans and the related Loan Files.

Custodian: LaSalle Bank, National Association. The Custodian shall act as agent on behalf of the Indenture Trustee, and its on-going fees and expenses shall be paid by the Indenture Trustee or as otherwise specified therein.

Cut-off Date: For any Loan (other than a Subsequent Loan), the open of business on February 1, 2007. For any Subsequent Loan, the related Subsequent Transfer Date.

Cut-off Date Loan Balance: With respect to any Loan, the unpaid principal balance thereof as of the close of business on the Business Day immediately prior to the Cut-off Date.

Data Remittance Date: With respect to each Payment Date and any Loan, the 18th day of the month or the next Business Day.

Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

Deficiency Amount: means, with respect to any Payment Date and each of the Class A-1 Notes and Class G Certificates, an amount, if any, equal to the sum of: (i) the excess of (x) Current Interest for the Class A-1 Notes or Class G Certificates, as applicable, on such Payment Date, over (y) the Interest Remittance Amount on such Payment Date allocated to pay Current Interest on the Class A-1 Notes or Class G Certificates, as applicable, on such Payment Date as provided in the Indenture, (ii) on any Payment Date prior to the Final Scheduled Payment Date, the excess, if any, of the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates (after giving effect to any Principal Payment Amount other than the amounts paid in respect of the Policy on such Payment Date) over the Aggregate Collateral Balance for such Payment Date and (iii) the Class Principal Balance of the Class A-1 Notes or Class G Certificates, as applicable, to the extent unpaid on the Final Scheduled Payment Date or earlier termination of the Issuing Entity pursuant to the terms of the Indenture, in each case after giving effect to payments made on such date from sources other than the Policy.

Deficient Valuation: With respect to any Loan, a reduction in the scheduled Monthly Payment for such Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, provided, however, that a Deficient Valuation shall not include any reduction that results in the permanent forgiveness of the principal of a Loan.

Definitive Notes: The meaning specified in Section 4.06 of the Indenture.

Deleted Loan: A Loan replaced or to be replaced with an Eligible Substitute Loan pursuant to Section 2(d) of the Loan Purchase Agreement.

Delinquent: As used herein, a Loan is considered to be: “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Loan with a payment due on July 1 that remained unpaid as of the close of business on August 31 would then be considered to be 30 to 59 days delinquent.

Delinquency Rate: With respect to any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding balance of all Loans, 60 or more days delinquent (including all foreclosures and REOs but excluding Liquidated Loans) as of the close of business on the last day of such month and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

Denomination: With respect to each Note, the amount set forth on the face thereof as the “Initial Note Balance of this Note” or the “Initial Notional Amount of this Note” or, if neither of the foregoing, the percentage interest appearing on the face thereof. With respect to each Certificate the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or, if not the foregoing, the percentage interest appearing on the face thereof.

Depositor: Credit Suisse First Boston Mortgage Acceptance Corp., or its successor in interest.

Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Issuer. Any successor to the Depository shall be an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Payment Date, the 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Payment Date.

Disqualified Organization: Any organization defined as a “disqualified organization” under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any “electing large partnership,” as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Indenture Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class A-R Certificate by such Person may cause the Trust Estate or any Person having an Ownership Interest in any Class of Certificates (other than such Person) or an interest in any Class of Notes to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class A-R Certificate to such Person. The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

DLJMC: DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

Draw: With respect to any HELOC, a borrowing by the Mortgagor under the related Loan Agreement.

Draw Period: With respect to each HELOC, the period commencing after the date of origination of such Loan, during which the related Mortgagor is permitted to make Draws on such HELOC.

Due Date: The day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.

Eligible Account: With respect to the Custodial Account, an account or accounts that satisfy the requirements of either (I), (II), (III) or (IV) of clause (b) below and (ii) the Payment Account, either (a) a trust account or accounts maintained at the corporate trust department of the Indenture Trustee or (b) one or more accounts that satisfy the following requirements:

(I) that are maintained with a depository institution or trust company whose short-term unsecured debt obligations (or, in the case of a depository institution or trust company that is the principal subsidiary of a bank holding company, the debt obligations of such holding company) at the time of deposit therein have been rated by each Rating Agency in its highest short-term rating category (provided, that if there at any time shall be a downgrading, withdrawal or suspension of the short-term unsecured debt obligations of such depository institution or trust company, the Servicer or the Indenture Trustee, as applicable, shall, within ten Business Days thereof, move such account to another depository institution or trust company having such required ratings);

(II) that are maintained with a depository institution or trust company the long-term unsecured debt obligations of which have been rated Baa3 or higher by Moody’s, AA or higher by Fitch and AA- or higher by Standard & Poor’s (provided, that if there at any time shall be a downgrading, withdrawal or suspension of the long-term unsecured debt obligations of such depository institution or trust company, the Servicer or the Indenture Trustee, as applicable, shall, within ten Business Days thereof, move such account to another depository institution or trust company having such required ratings), and the deposits in which are fully insured by the Federal Deposit Insurance Corporation;

(III) that are segregated trust accounts maintained with the corporate trust department of a depository institution or a trust company, acting in its fiduciary capacity; or

(IV) such other accounts that are acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Servicer, the Indenture Trustee, without reduction or withdrawal of the rating of any Class of Notes.

The depository institution or trust company with which the Eligible Account is maintained shall be organized under the laws of the United States or any state thereof, have a net worth in excess of $100,000,000 and deposits insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and be subject to supervision and examination by federal or state banking authorities. An Eligible Account may bear interest, and may include, if otherwise permitted by this definition, an account maintained with the Indenture Trustee.

Eligible Substitute Loan: A Loan substituted by the Seller for a Deleted Loan which must, on the date of such substitution, as confirmed in an Officer’s Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Loan for a Deleted Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited by the Seller in the Custodial Account in the month of substitution); (ii) comply with each representation and warranty set forth in Annex B to the Loan Purchase Agreement; (iii) have a Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate of the Deleted Loan as of the date of substitution; (iv) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Loan; (vi) meet the conditions set forth for treatment as a “qualified mortgage” as set forth in Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9); and (vii) not be 30 days or more delinquent.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the failure to pay the Current Interest on any Note on any Payment Date;

(ii) the failure by the Issuer on the final maturity date to reduce the Class Principal Balances of any Note then outstanding to zero;

(iii) there occurs a default in the observance or performance of any negative covenant, covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate, note or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made which has a material adverse effect on Securityholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

Event of Liquidation: Following the occurrence of an Event of Default under the Indenture, as evidenced by a written notice provided by the Indenture Trustee to the Owner Trustee, the Depositor, the Insurer and the Issuer that all conditions precedent to the sale or other liquidation of the Trust Estate pursuant to Section 5.04 of the Indenture have been satisfied.

Event of Servicer Termination: With respect to the Servicing Agreement, a Servicing Default as defined in Section 7.01 of the Servicing Agreement.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Excess Cashflow Loss Payment: An amount equal to the aggregate Realized Losses on the Loans incurred during the related Collection Period, such amount to distributed in the same manner as the Principal Payment Amount as set forth in Section 3.05(d) of the Indenture.

Excluded Amount: For any Payment Date during the Rapid Amortization Period, the aggregate of all Draws made by a Mortgagor under the related HELOC during the related Collection Period. Excluded Amounts will not be transferred to the Trust Estate, and the portion of the aggregate collections in respect of principal and interest for the related Collection Period from the related Mortgagor shall be allocated to an Excluded Amount based on a pro rata allocation between such Excluded Amount and the Principal Balance of the related HELOC in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

Fannie Mae: Fannie Mae or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Final Maturity Date: May 25, 2037.

Fitch: Fitch, Inc., or its successor in interest.

Final Scheduled Payment Date: The Payment Date occurring in May 2037.

Foreclosure Profit: With respect to a Liquidated Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds plus Subsequent Recoveries (net of any unpaid Servicing Fee) exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Loan immediately prior to the final recovery of its Liquidation Proceeds.

Form 8-K Disclosure Information: As defined in Section 6.16(a)(ii) of the Indenture.

Freddie Mac: Freddie Mac or any successor thereto.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of any item of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Gross Margin: With respect to any HELOC, the fixed percentage amount set forth in the related Loan Agreement and the related Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Loan Agreement to determine the new Mortgage Interest Rate for such Loan.

HELOC: An individual adjustable rate, residential home equity revolving line of credit secured by a first or second deed of trust or mortgage, including any Additional Balances with respect thereto, each HELOC sold and subject to this Agreement being identified on the Loan Schedule and being identified as a HELOC. The Loans are all HELOCs.

Holder: Any of the Noteholders or Certificateholders.

HUD: The United States Department of Housing and Urban Development and any successor thereto.

Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

Indenture: The indenture dated as of the Closing Date between the Issuer, as issuer and the Indenture Trustee, as indenture trustee.

Indenture Trustee: U.S. Bank National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Indenture Trustee Fee: As to each Loan and any Payment Date, an amount equal to one month’s interest at the Indenture Trustee Fee Rate on the Stated Principal Balance of such Loan as of the Due Date in the month of such Payment Date (prior to giving effect to any Scheduled Payments due on such Loan on such Due Date).

Indenture Trustee Fee Rate: With respect to any Payment Date, 0.0085% per annum.

Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Issuer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Issuer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Index: With respect to any HELOC, the index identified on the Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

Initial Class A-R Certificate Balance: $100.00.

Initial Class P Certificate Balance: $100.00.

Initial Class G Certificate Balance: $0.00.

Initial Loan: A Loan conveyed to the Trust on the Closing Date pursuant to the Indenture as identified on the Loan Schedule delivered to the Indenture Trustee on the Closing Date.

Initial Note Balance: With respect to the Class A-1 Notes, $175,000,000.

Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which a Responsible Officer of the Indenture Trustee shall have received notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

Insurance Account: The account created and maintained pursuant to Section 12.02 of the Indenture. The Insurance Account shall be an Eligible Account.

Insurance Agreement: The Insurance and Indemnity Agreement, dated as of March 9, 2007 among the Indenture Trustee, the Sponsor, the Issuer, the Depositor and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Loan which are required to be remitted to the Servicer, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer’s normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Loan.

Insured Amount: As defined in the Policy.

Insured Payment: The aggregate amount actually paid by the Insurer to the Indenture Trustee in respect of (i) Insured Amounts for any Payment Date and (ii) Preference Amounts for any given Business Day.

Insured Securities: means the Class A-1 Notes and the Class G Certificates.

Insurer: Ambac Assurance Corporation, and its successors and assigns.

Insurer Default: The existence and continuance of a failure by the Insurer to make a payment required under the Policy in accordance with its terms.

Insurer Premium: means the premium payable in accordance with the Policy which shall be an amount equal to 1/12th of the product of (i) the Premium Percentage and (ii) the aggregate Class Principal Balance of the Insured Securities on each Payment Date (prior to giving effect to any distributions of principal to be made on such Payment Date).

Insurer Reimbursement Amount: The sum of (a) the aggregate unreimbursed amount of any payments made by the Insurer under the Policy, together with interest on such amount from the date of payment by the Insurer until paid in full at the Late Payment Rate (as defined in the Insurance Agreement) and (b) any other amounts owed to the Insurer under the Insurance Agreement or pursuant to Section 3.03.

Interest Remittance Amount: With respect to any Payment Date, the sum of (A) all interest collected (other than Payaheads and any interest collections allocated to the Reimbursable Excluded Amount) in respect of Scheduled Payments on the Loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the Loans during the related Prepayment Period, less the Servicing Fee, the Credit Risk Manager Fee, the Indenture Trustee Fee with respect to such Loans and unreimbursed Servicing Advances due to the Servicer or the Indenture Trustee with respect to the Loans and the Insurer Premium due to the Insurer, (B) the portion of any Substitution Amount or purchase price paid during the related Collection Period allocable to interest and the interest portion of the Termination Price paid in connection with any Optional Termination, (C) all Net Liquidation Proceeds, Net Recoveries and Subsequent Recoveries (net of any unpaid Servicing Fees and unreimbursed Servicing Advances) collected during the related Collection Period, in each case to the extent allocable to interest, and (D) any amounts withdrawn from the Capitalized Interest Account to pay interest on the Notes and Certificates with respect to such Payment Date.

Interest Shortfall: For any Payment Date, the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on the Loans resulting from (a) related Principal Prepayments received during the related Prepayment Period and (b) Relief Act Reductions.

Issuer, Issuing Entity, Owner Trust or Trust: The Home Equity Mortgage Trust 2007-1, a Delaware statutory trust, or its successor in interest, created by the Certificate of Trust.

Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

LIBOR: On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Indenture Trustee and as to any Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Reuters Screen LIBOR01 as of 11:00 A.M., London time, on that LIBOR Rate Adjustment Date. Reuters Screen LIBOR01 Page means the display designated as the Reuters Monitor Money Rates Service or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Seller and the Insurer, the rate will be the Reference Bank Rate.

The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the Note Interest Rate applicable to the Class A, Class M and Class B Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England or New York, New York are required or authorized by law to be closed.

LIBOR Rate Adjustment Date: With respect to the first Payment Date, the second LIBOR Business Day preceding the Closing Date, and thereafter, the second LIBOR Business Day preceding each Accrual Period.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

Liquidated Loan: With respect to any Payment Date, any Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds which it reasonably expects to recover, if any, with respect to the disposition of the Loan and any related REO have been recovered.

Liquidation Expenses: All out-of-pocket expenses (exclusive of overhead) incurred by or on behalf of the Servicer in connection with the liquidation of any Loan and not recovered under any insurance policy, including legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to cure defaults on any mortgage loan which is senior to such Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Loan) respecting such Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

Liquidation Proceeds: Amounts received in connection with the partial or complete liquidation of a defaulted Loan, whether through the sale or assignment of such Loan, trustee’s sale, foreclosure sale or otherwise remaining after, or not otherwise required to be applied to, the satisfaction of any related first lien loan, less the sum of unreimbursed Servicing Advances and Advances.

Loan: An individual mortgage loan which is sold and assigned to the Depositor identified on the Loan Schedule, which Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, proceeds of any REO disposition, Additional Balances, any escrow accounts related to the Loan, and all other rights, benefits, proceeds and obligations arising from or in connection with such Loan, excluding replaced or repurchased mortgage loans. The Loans are all HELOCs The Loans shall be designated on the Loan Schedule attached as Exhibit A to the Servicing Agreement and Exhibit A to the Loan Purchase Agreement.

Loan Agreement: With respect to any HELOC, the credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

Loan File: With respect to each Loan, the documents indicated on Exhibit C to the Loan Purchase Agreement.

Loan Purchase Agreement: The loan purchase agreement dated the Closing Date among the Seller, as assignor, the Depositor, as assignee, the Indenture Trustee and the Issuer.

Loan Schedule: The schedule of Loans transferred to the Issuer, a copy of which shall be attached as Exhibit A to the Servicing Agreement and as Exhibit A to the Loan Purchase Agreement, which schedule shall be amended or supplemented to include Subsequent Loans as they are transferred to the Issuer and which sets forth as to each Loan, among other things:
(i)	the Loan identifying number;

(ii)	a code indicating the type of Mortgaged Property and the occupancy status;

(iii)	a code indicating the Servicer of the Loan;

(iv)	the original months to maturity;

(v)	the Loan-to-Value Ratio at origination;

(vi)	the Combined Loan-to-Value Ratio at origination;

(vii)	the related borrower’s debt-to-income ratio at origination;

(viii)	the related borrower’s Credit Score at origination;

(ix)	the Mortgage Rate Interest as of the Cut-off Date;

(x)	the stated maturity date;

(xi)	the amount of the Scheduled Payment as of the Cut-off Date;

(xii)	the original principal amount of the Loan;

(xiii)	the principal balance of the Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

(xiv)	the purpose of the Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(xv)	a code indicating whether a Prepayment Charge is required to be paid in connection with a prepayment of the Loan and the term and the amount of the Prepayment Charge;

(xvi)	an indication whether the Loan accrues interest at an adjustable Mortgage Interest Rate or a fixed Mortgage Interest Rate;

(xvii)	the periodic rate cap, if applicable;

(xviii)	the Servicing Fee Rate;

(xix)	the Credit Risk Manager Fee Rate;

(xx)	the Indenture Trustee Fee Rate;

(xxi)	a code indicating whether the Loan is a MERS Loan and, if so, its corresponding MIN; and

(xxii)	a code indicating whether the Loan is a Balloon Loan.

(xxiii)	the amount of the Minimum Monthly Payment as of the Cut off Date;

(xxiv)	the Credit Limit;

(xxv)	the Draw Period;

(xxvi)	the amortization period;

(xxvii)	the first Adjustment Date and the Adjustment Date frequency;

(xxviii)	the Index;

(xxix)	the Gross Margin;

(xxx)	the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(xxxi)	the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; and

(xxxii)	the first Adjustment Date immediately following the related Cut-off Date.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

Loan-to-Value Ratio or LTV: With respect to any Loan, the ratio of the original outstanding principal amount of the Loan or with respect to any HELOC, the related Credit Limit, to the Appraised Value of the related Mortgaged Property.

Lost Note Affidavit: With respect to any Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

Managed Amortization Period: The period beginning on the Cut-off Date and ending on the occurrence of a Rapid Amortization Event.

Marker Rate: With respect to the Class X-1 Certificates and any Payment Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interests LT-A-1 and LT-ZZ, with the per annum rate on each such REMIC II Regular Interests (other than REMIC II Regular Interest LT-ZZ) subject to a cap equal to the Note Interest Rate on the Corresponding Note for the purpose of this calculation, with the cap on REMIC II Regular Interests LT-A-1 increased by a per annum rate equal to 0.160% for the purposes of this calculation; and with the per annum rate on REMIC II Regular Interest LT-ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, the calculation of the Uncertificated REMIC II Pass-Through Rate and the related cap with respect to REMIC II Regular Interest LT-A-1 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is thirty (30).

Maximum Interest Rate: With respect to any Payment Date, an amount equal to the weighted average of the Mortgage Interest Rates of the Loans as of the last day of the Collection Period immediately preceding such Payment Date less the sum of the Servicing Fee Rate, the Indenture Trustee Fee Rate and the Credit Risk Manager Fee Rate on the Loans multiplied by 30 divided by the actual number of days in the related Accrual Period. The Maximum Interest Rate shall be reduced by a per annum rate equal to the product of (1) 0.160%, (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period and (3) a fraction, the numerator of which is the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates for such Payment Date and the denominator of which is the related Aggregate Collateral Balance for such Payment Date.

Maximum Mortgage Interest Rate: With respect to each Loan, a rate that is set forth on the related Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Loan may be increased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Loans registered with MERS on the MERS® System.

Minimum Monthly Payment: With respect to any HELOC and any month, the minimum monthly payment required to be paid by the related Mortgagor in that month pursuant to the terms of the related Loan Agreement.

Minimum Mortgage Interest Rate: With respect to each Loan, a rate that is set forth on the related Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Loan may be decreased on any Adjustment Date.

MOM Loan: Any Loan for which MERS acts as the mortgagee of such Loan, solely as nominee for the originator of such Loan and its successors and assigns, at the origination thereof.

Monthly Excess Cashflow: For any Payment Date, an amount equal to the sum of (1) the Monthly Excess Interest and (2) the Overcollateralization Release Amount for such Payment Date.

Monthly Excess Interest: As to any Payment Date, the sum of (A) the Interest Remittance Amount remaining after the application of payments pursuant to clauses (i) through (iv) of Section 3.05(b) of the Indenture plus (B) the Principal Payment Amount remaining after the application of payments pursuant to clauses (i) through (iii) of Section 3.05(c) of the Indenture.

Monthly Payment: With respect to any Loan, the Minimum Monthly Payment (in each case, after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first or junior lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or junior lien upon a leasehold estate of the Mortgagor.

Mortgage File: The Mortgage documents pertaining to a particular Initial Loan or Subsequent Loan and any additional documents delivered to the Indenture Trustee or the related Custodian to be added to the Mortgage File pursuant to the Indenture or the related Custodial Agreement.

Mortgage Interest Rate: The annual rate at which interest accrues on any Loan in accordance with the provisions of the related Mortgage Note.

Mortgage Loan Purchase Agreement: Each mortgage loan purchase agreement between the Sponsor and an Originator.

Mortgage Note: With respect to a Loan, the mortgage note, Loan Agreement or other evidence of the indebtedness pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage as modified or amended.

Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a fee simple parcel of real estate or leasehold estate, the term of which is equal to or longer than the term of the related Mortgage Note.

Mortgagor: The obligor or obligors under a Mortgage Note.

National Housing Act: The National Housing Act of 1934, as amended.

Net Funds Cap: For any Payment Date and the Class A-1 Notes and the Class G, Class P and Class A-R Certificates the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the sum of (A) the amount of interest which accrued on the Loans during the immediately preceding Collection Period and (B) amounts withdrawn from the Capitalized Interest Account to pay interest on the Securities minus (2) the sum of the Servicing Fee, the Indenture Trustee Fee and the Credit Risk Manager Fee on the Loans for that Payment Date and (b) the denominator of which is the product of (1) the Aggregate Collateral Balance of the Loans as of the immediately preceding Payment Date (or as of the Cut-off Date with respect to the first Payment Date) and (2)(x) 1/12 in the case of the Class P Certificates and Class A-R Certificates and (y) the actual number of days in the related Accrual Period divided by 360 with respect to the Class A-1 Notes and the Class G Certificates. In the case of the Class A-1 Notes and the Class G Certificates, such rate shall be reduced by a per annum rate equal to the product of (1) 0.160%, (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period and (3) a fraction, the numerator of which is the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates for such Payment Date and the denominator of which is the related Aggregate Collateral Balance for such Payment Date. For federal income tax purposes, however, as to any Payment Date will be the equivalent of the foregoing, expressed as a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates on the REMIC II Regular Interests multiplied by (in the case of the Class A-1 Notes and the Class G Certificates) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Net Liquidation Proceeds: With respect to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses and unreimbursed Servicing Advances and unpaid Servicing Fees related thereto.

Net Mortgage Rate: With respect to any Loan and any day, the related Mortgage Interest Rate less the sum of the related Servicing Fee Rate, the Indenture Trustee Fee Rate and the Credit Risk Manager Fee Rate.

Net Recovery: Any proceeds received by a Servicer on a delinquent or Charged Off Loan (including any Liquidation Proceeds received on a Charged Off Loan), net of any Servicing Fee, Servicing Advances and any other related expenses.

Nonrecoverable Advance: Any portion of a Servicing Advance previously made or proposed to be made by the applicable Servicer that, in the good faith judgment of the Servicer will not be ultimately recoverable by the applicable Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Non-United States Person: Any Person other than a United States Person.

Note Balance: With respect to any Note and any date of determination, the product of (i) the Percentage Interest of such Note and (ii) the Class Principal Balance for such Class of Notes.

Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer, the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

Note Interest Rate: With respect to the Class A-1 Notes and Class G Certificates and any Payment Date, a per annum rate equal to the lesser of (i)  LIBOR plus the applicable Note Margin and (ii) the Net Funds Cap for that Payment Date. For Class P Certificates and Class A-R Certificates, the related Net Funds Cap.

With respect to the Class X-1 Certificates and any Payment Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (C) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A-1 and REMIC II Regular Interest LT-ZZ. For purposes of calculating the Pass-Through Rate for the Class X-1 Certificates, the numerator is equal to the sum of the following components:

(A) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-AA;

(B) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A-1;

(C) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ.

Note Margin:

Class	Note Margin
	On or prior to the date upon which the Optional Termination can occur	After the date upon which the Optional Termination can occur
Class A-1	0.170%	0.340%
Class G	0.170%	0.340%

Note Owner: The Beneficial Owner of a Note.

Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

Note Registrar: The Indenture Trustee, in its capacity as Note Registrar.

Notes: The Class A-1 Notes issued and outstanding at any time pursuant to the Indenture.

Notional Balance:  With respect to each of the Class P Certificates and Class X-2 Certificates for purposes solely of the face thereof, $175,000,000.

Officer’s Certificate: With respect to the Servicer or any Special Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of such Servicer or any Special Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer, the Administrator, a Servicer or any Special Servicer.

Opinion of Counsel: A written opinion of counsel. Any Opinion of Counsel for a Servicer may be provided by in-house counsel for such Servicer if reasonably acceptable to the Indenture Trustee, the Insurer and the Rating Agencies or the Depositor, as the case may be.

Optional Termination: The right of the Terminating Entity to purchase the Loans pursuant to Section 10.18 of the Indenture on a Payment Date as set forth in Section 10.18 of the Indenture.

Optional Termination Date: The Payment Date on which the Terminating Entity or the Auction Purchaser, as applicable, may exercise an Optional Termination.

Optional Termination Notice Period: The period during which notice is to be given to the affected Securityholders of an Optional Termination pursuant to Section 10.18(c) of the Indenture.

Originator: With respect to each Loan, the entity that sold such Loan to the Sponsor.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

(i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

(ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser.

Outstanding Loan: As to any Payment Date, a Loan which was not (i) the subject of a Principal Prepayment in full during any preceding Collection Period, (ii) purchased, deleted or substituted for during any preceding Collection Period pursuant to the Servicing Agreement or (iii) a Liquidated Loan or Charged Off Loan during any preceding Collection Period as of such Payment Date.

Overcollateralization Amount: For any Payment Date and the Loans, the amount, if any, by which (x) the Aggregate Collateral Balance for such Payment Date exceeds (y) the aggregate Class Principal Balance of all of the Class A-1 Notes and the Class G, Class P and Class A-R Certificates after giving effect to payments on such Payment Date.

Overcollateralization Release Amount: For any Payment Date and the Loans, the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount and Excess Cashflow Loss Payment for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Class A-1 Notes and the Class G, Class A-R and Class P Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Overfunded Interest Amount: With respect to any Subsequent Transfer Date and the Subsequent Loans, the excess of (A) the amount on deposit in the Capitalized Interest Account on such date over (B) the excess of (i) the amount of interest accruing at (x) the assumed weighted average Note Interest Rates of the Class A-1 Notes and Class G Certificates multiplied by (y) the related Pre-Funding Amount outstanding at the end of the related Collection Period for the total number of days remaining through the end of the Accrual Periods ending (a) May 26, 2007, (b) April 25, 2007 and (c) May 25, 2007 over (ii) one month of investment earnings on the amount on deposit in the Capitalized Interest Account on such date at an annual rate of 2.658%. The assumed weighted average Note Interest Rate of the Class A-1 Notes and Class G Certificates will be calculated assuming LIBOR is 5.32% for any Subsequent Transfer Date for the Subsequent Loans prior to the March 2007 Payment Date, 5.67% for any Subsequent Transfer Date for the Subsequent Loans prior to the April 2007 Payment Date and 6.02% for any Subsequent Transfer Date for the Subsequent Loans prior to the May 2007 Payment Date.

Owner Trustee: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee of the Trust, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Owner Trust Estate: The meaning specified in Section 3.01 of the Trust Agreement.

Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Certificateholder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Payahead: Any Scheduled Payment directed by the related mortgagor in writing to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Paying Agent: With respect to the Indenture, any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

Payment Account: The account established by the Indenture Trustee pursuant to Section 8.02 of the Indenture and Section 5.01 of the Servicing Agreement. Amounts deposited in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture.

Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

Percentage Interest: With respect to any Note, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Note by the aggregate of the Denominations of all Notes of the same Class.

Permitted Investments: One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency that rates such securities in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Securities by such Rating Agency below the lower of the then-current rating or the rating assigned to such Securities as of the Closing Date by such Rating Agency (without taking the Policy into account), as evidenced in writing, provided that if a Servicer or any other Person controlled by such Servicer is the issuer or the obligor of any obligation or security described in this clause (vi) such obligation or security must have an interest rate or yield that is fixed or is variable based on an objective index that is not affected by the rate or amount of losses on the Loans;

provided, however, that no instrument shall be a Permitted Investment if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, or (3) an obligation of the Seller or Depositor. References herein to the highest rating available on unsecured long-term debt shall mean AAA (or the equivalent in the case of Moody’s), and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 (or the equivalent in the case of Moody’s).

Permitted Liens: Liens for (i) real estate taxes and special assessments not yet delinquent (provided, that property taxes may be delinquent up to one year); (ii) as to the Loans identified as junior Loans on the data tapes provided by the Servicer to, among others, the Seller, any senior mortgage loans secured by such Mortgaged Property; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; (iv) liens prior to the related first mortgage, if verified as paid, and liens and judgments of $5,000 or less, including sewer or maintenance liens, mechanics’ liens or UCC filings that have been included in the first mortgage balance for the purpose of calculating Combined Loan-to-Value Ratio for any related Loan; and other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the related Mortgage Documents; provided, however, that Permitted Liens discovered after final approval is given on a Loan application that are less than 1.0% of the Appraised Value or less than 10% of the original Principal Balance of the Loan, whichever is less, do not have to be included in the first mortgage balance for the purpose of calculating Combined Loan-to-Value Ratio for any related Loan

Permitted Transferee: Any Transferee of Class A-R Certificate or Class G Certificate, other than a Disqualified Organization or Non-United States Person.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity or organization of any type (whether or not a legal entity).

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

Plan Assets: The meaning specified in Section 2510.3-101 of the Department of Labor Regulations.

PNC: PNC Bank, N.A., a national banking association.

PNC Serviced Loans: The Loans identified as such on the Loan Schedule.

Policy: The note guaranty insurance policy (No. AB1064BE) with respect to the Class A-1 Notes and Class G Certificates and all endorsements thereto, if any, dated the Closing Date, issued by the Insurer for the benefit of the Holders of the Class A-1 Notes and Class G Certificates.

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Preference Amount: Any payment of principal or interest on a Class A-1 Note or Class G Certificate which has become Due for Payment (as defined in the Policy) and which is made to a Holder by or on behalf of the Indenture Trustee which has been deemed a preferential transfer and was previously recovered from a Holder pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

Pre-Funding Account: The separate Eligible Account created and maintained by the Indenture Trustee with respect to the Loans pursuant to Section 3.32(a) of the Indenture in the name of the Indenture Trustee for the benefit of the Noteholders and designated “U.S. Bank, National Association”, in trust for registered holders of Mortgage-Backed Notes, Series 2007-1.” Funds in the Pre-Funding Account shall be held in trust for the Noteholders for the uses and purposes set forth in the Indenture and shall not be a part of any REMIC created under the Indenture; provided, however, that any investment income earned from Permitted Investments made with funds in the Pre-Funding Account shall be for the account of the Depositor.

Pre-Funding Amount: The amount deposited in the Pre-Funding Account, on the Closing Date, which shall equal $6,281,296.77.

Pre-Funding Period: The period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the related Pre-Funding Account is reduced to zero, (ii) the date on which a related Event of Default occurs or (iii) May 24, 2007.

Premium Percentage: With respect to the Insured Securities, 0.16% per annum.

Prepayment Assumption: 100% PPC.

Prepayment Charge: With respect to each Loan, the charge if the Mortgagor prepays such Loan as provided in the related Mortgage Note or Mortgage.

Prepayment Period: For any HELOC and any Payment Date, the calendar month preceding that Payment Date.

Principal Balance: For any Outstanding Loan as of any Determination Date, its outstanding principal balance as of the Cut-off Date plus any Additional Balances in respect of such HELOC, increased by the portion of any Capitalization Reimbursement Amount allocable to such Loan, reduced by the principal received on or before the Due Date in the Collection Period immediately preceding such Determination Date. For any Liquidated Loan, $0.

Principal Collections: For any Payment Date, will be equal to (A) the sum of (1) all Principal collected (other than Payaheads and any principal collections allocated to the Reimbursable Excluded Amount) in respect of Scheduled Payments on the Loans during the related Collection Period (less amounts due to the Servicer and the Indenture Trustee, to the extent allocable to principal) and the principal portion of Payaheads on the Loans previously received and intended for application in the related Collection Period, (2) all Principal Prepayments on the Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Loan that was repurchased by the Seller or purchased by the Servicer or any Special Servicer during the related Collection Period and the principal portion of the Termination Price paid in connection with any related Optional Termination, (4) the portion of any Substitution Amount paid with respect to any replaced related Loans during the related Collection Period allocable to principal, (5) all Net Liquidation Proceeds, Net Recoveries and Subsequent Recoveries on the Loans (net of any unpaid related Servicing Fees and unreimbursed Servicing Advances) collected with respect to the related Loans during the related Collection Period, in each case to the extent allocable to principal, (6) with respect to the Payment Date in May 2007, the amount remaining in the related Pre-Funding Account at the end of the Pre-Funding Period minus (B) the Capitalization Reimbursement Amount for such Payment Date.

Principal Prepayment: Any full or partial payment of principal on a Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Payment Amount: For any Payment Date will be equal to the related Principal Remittance Amount plus any related Excess Cashflow Loss Payment for such date minus the related Overcollateralization Release Amount, if any, for such date.

Principal Remittance Amount: For any Payment Date during the Managed Amortization Period, the excess, if any, of related Principal Collections for such Payment Date, over the sum of aggregate amount of Additional Balances created during the related Collection Period and conveyed to the Issuer and the amounts distributed to the Certificate Paying Agent in respect of the Additional Balance Advance Amount pursuant to Section 3.05(a) of the Indenture. For any Payment Date during the Rapid Amortization Period, the related Principal Collections for such Payment Date.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Rapid Amortization Event: A Rapid Amortization Event will be in effect for any Payment Date if any one of the following events is in effect with respect to such Payment Date:

(a) the Class Principal Balance of the Class G Certificates, after giving effect to all payments on such Payment Date, is equal to or greater than 3.00% of the related Aggregate Collateral Balance on that Payment Date;

(b) a Servicing Default with respect to PNC occurs;

(c) the Issuing Entity becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(d) a declaration of bankruptcy or insolvency by the Issuing Entity, the Depositor or PNC;

(e) a draw is made on the Policy that remains unreimbursed for three months;

(f) the Issuing Entity becomes subject to entity level tax or is taxable as a corporation;

(g) an event of default occurred and is continuing under the Indenture or the Insurance Agreement;

(h) the failure on the part of the Sponsor:

•	To make any payment or deposit required to be made under the Loan Purchase Agreement within five Business Days after the date the payment or deposit is required to be made; or

•
To observe or perform in any material respect any other covenants or agreements of the Sponsor set forth in the Loan Purchase Agreement, which failure continues unremedied for a period of sixty days after written notice thereof to the Sponsor, and the failure materially and adversely affects the interests of the Insurer or the related Securityholders; provided that a Rapid Amortization Event will not be deemed to occur if the Sponsor has repurchased or caused to be repurchased or substituted for the related Loans or all related Loans, as applicable, during that period in accordance with the provisions of the Indenture;

(i) any representation or warranty made by the Sponsor in the Loan Purchase Agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the Servicing Agreement after written notice and as a result of which the interests of the Insurer or the related Securityholders are materially and adversely affected; provided, that Rapid Amortization Event will not be deemed to occur if the Sponsor has repurchased or caused to be repurchased or substituted for the related Loans or all related Loans, as applicable, during that period in accordance with the provisions of the Indenture;

(j) the entry against the Sponsor of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any decree or order unstayed and in effect for a period of sixty consecutive days;

(k) the Sponsor shall voluntarily submit to proceedings under any federal or state bankruptcy, insolvency or other similar law or code relating to the sponsor or the Issuing Entity or relating to all or substantially all of its property or the Sponsor or the Issuing Entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(l) the cumulative Realized Losses on the Loans for that Payment Date exceeds the percentage of the initial related Aggregate Collateral Balance as specified below:

Payment Date	Percentage of Initial Aggregate Collateral Balance
March 2007 - February 2010	N/A
March 2010 - February 2011	3.15% for the first month, plus an additional 1/12th of 1.40% for each month thereafter
March 2011 - February 2012	4.55% for the first month, plus an additional 1/12th of 1.05% for each month thereafter
March 2012 - February 2013	5.60% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
March 2013 - February 2014	6.30% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
March 2014 and thereafter	7.00%

Rapid Amortization Period: The period beginning upon the occurrence of a Rapid Amortization Event.

Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Securities at the request of the Depositor at the time of the initial issuance of the Securities. Initially, Moody’s or Standard & Poor’s. If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Issuer, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 + or better in the case of Standard & Poor’s and Fitch and P-1 or better in the case of Moody’s and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s and Fitch and “Aaa” in the case of Moody’s and in the case of any other Rating Agency, such equivalent rating.

Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero) equal to (i) the Principal Balance of the Loan as of the date the Loan becomes a Liquidated Loan, minus (ii) the proceeds, if any, received during the month in which such Loan becomes a Liquidated Loan, to the extent applied as recoveries of principal of the Loan, net of the portion thereof reimbursable to the Servicer or any Subservicer with respect to related expenses as to which the Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. Any Charged Off Loan will give rise to a Realized Loss (calculated as if clause (ii) of the previous sentence is equal to zero) at the time it is charged off, as described in Section 3.07(e) of the Servicing Agreement.

Record Date: With respect to the Class A-1 Notes and Class G Certificates and any Payment Date, the close of business on the Business Day immediately prior to that Payment Date. With respect to the Class P, Class X-1, Class X-2 and Class A-R Certificates and any Payment Date, the close of business on the last Business Day of the preceding calendar month (or, in the case of the March 2007 Payment Date, the Closing Date).

Reference Bank Rate: With respect to any Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Class Principal Balance of the Class A-1 Notes and Class G Certificates; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate outstanding Class Principal Balance of the Class A-1 Notes and Class G Certificates. If no quotations can be obtained, the rate will be the rate for the prior Payment Date; provided however, if, under the priorities listed previously in this paragraph, the rate for a Payment Date would be based on the rate for the previous Payment Date for the third consecutive Payment Date, the Indenture Trustee after consultation with the Seller and the Insurer, shall select an alternative comparable index over which the Indenture Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

Reference Banks: The leading banks selected by the Indenture Trustee, which are engaged in transactions in Eurodollar deposits in the London interbank market.

Refinanced Loan: A Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

Reimbursable Excluded Amount: As defined in Section 3.16(b) of the Servicing Agreement.

Released Loan: Any Charged Off Loan that is released by the Servicer to the Class X-2 Certificateholders pursuant to Section 3.07(f) of the Servicing Agreement, generally on the date that is six months after the date on which the Servicer begins using Special Servicing on such Charged Off Loans. Any Released Loan will no longer be an asset of any REMIC or the Trust Estate.

Relief Act: The Servicemembers Civil Relief Act or any similar state law or regulation.

Relief Act Reductions: With respect to any Payment Date and any Loan as to which there has been a reduction in the amount of interest or principal collectible thereon (attributable to any previous month) as a result of the application of the Relief Act or similar state law or regulation, the amount, if any, by which (i) interest and/or principal collectible on such Loan for the most recently ended calendar month is less than (ii) interest and/or principal accrued thereon for such month pursuant to the Mortgage Note.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Administrator: U.S. Bank National Association; provided that if the REMIC Administrator is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement, the Indenture Trustee shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

REMIC I: The segregated pool of assets consisting of the portion of the Trust Estate relating to the Loans (but excluding, the Basis Risk Reserve Fund, the Pre-Funding Account, the Capitalized Interest Account and the Subsequent Loan Interest) with respect to which a REMIC election is to be made.

REMIC I Regular Interest LT-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued under the Indenture and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC I Regular Interest LT-PF: One of the separate non-certificated beneficial ownership interests in REMIC I issued under the Indenture and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-PF shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC I Regular Interests: REMIC I Regular Interest LT-1 and LT-PF.

REMIC II: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in the trust to the Indenture Trustee, for the benefit of the Holders of the REMIC II Regular Interests and the Class A-R Certificates (in respect of the Class R-II Interest), pursuant to Article II of the Indenture, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a “regular interest” in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement to the Indenture.

REMIC II Interest Loss Allocation Amount: With respect to any Payment Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Loans and related REO then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-AA minus the Marker Rate, divided by (b) 12.

REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC II Regular Interests (other than REMIC II Regular Interests LT-AR and LT-P) minus (ii) the aggregate Uncertificated Principal Balances of REMIC II Regular Interests LT-A-1, in each case as of such date of determination.

REMIC II Principal Loss Allocation Amount: With respect to any Payment Date, an amount equal to the product of (i) the aggregate Principal Balance of the Loans and related REO then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC II Regular Interests LT-A-1, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC II Regular Interests LT-A-1 and LT-2ZZ.

REMIC II Regular Interest LT-AA: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-AA shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest LT-A-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest LT-2M-1: One of the separate non-certificated beneficificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest LT-P: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-P shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest LT-AR: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-AR shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest LT-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-2ZZ shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest LT-ZZ Maximum Interest Deferral Amount: With respect to any Payment Date, the excess of (i) REMIC II Uncertificated Accrued Interest calculated with the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT-ZZ and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ over (y) the REMIC II Overcollateralization Amount, in each case for such Payment Date, over (ii) the sum of REMIC II Uncertificated Accrued Interest on REMIC II Regular Interests LT-A-1, subject to a cap, for the purpose of this calculation, equal to the Note Interest Rate for the Corresponding Note and with the rate on the REMIC II Regular Interest LT-ZZ subject to a cap, for the purpose of this calculation, equal to zero.

REMIC II Regular Interests: REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A-1, REMIC II Regular Interest LT-ZZ, REMIC II Regular Interest LT-P and REMIC II Regular Interest LT-AR.

REMIC II Targeted Overcollateralization Amount: 1% of the Targeted Overcollateralization Amount.

REMIC III: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in the trust to the Indenture Trustee, for the benefit of the Holders of the Notes, the Certificates (other than the Class X-2 and the Class G Certificates), and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC III Regular Interests: The Notes and the Certificates (other than the Class X-2, Class A-R and Class G Certificates).

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Regular Interests: The REMIC I Regular Interests and the REMIC II Regular Interests.

REMIC Ineligible Loan: A Loan will be a REMIC Ineligible Loan, if (a) the value of the real property securing the Loan was not at least equal to 80% of the original principal balance of the Loan, calculated by subtracting the principal balance of any home equity loans that are secured by liens that are senior to the Loan and a proportionate amount of any home equity loans that are secured by a lien of equal priority as the Loan from the Appraised Value of the property when the Loan was originated and (b) substantially all of the proceeds of the Loans were not used to acquire, improve or protect an interest in the real property securing the Loan.

Remittance Amount: The sum of the Interest Remittance Amount and the Principal Remittance Amount.

REO: A Mortgaged Property that is acquired by or on behalf of the Issuer in full or partial satisfaction of the related Mortgage.

Repurchase Price: With respect to any Loan required to be repurchased on any date pursuant to the Loan Purchase Agreement or the Servicing Agreement, an amount equal to the sum of (i) 100% of the Loan Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the Mortgage Rate (or with respect to the last day of the month in the month of repurchase, the Mortgage Rate will be the Mortgage Rate in effect as to second to last day in such month) on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase, (iii) and all expenses advanced and reimbursable to the Servicer and (iv) in connection with any Loan required to be repurchased pursuant to Section 2 of the Loan Purchase Agreement, any costs and damages incurred by the Trust Estate with respect to such Loan in connection with a breach of clause (b) to Exhibit B of the Loan Purchase Agreement.

Required Reserve Fund Deposit: With respect to any Payment Date, the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Payment Date.

Responsible Officer: With respect to the Indenture Trustee or the Servicer, any officer of the Indenture Trustee or the Servicer with direct responsibility for the administration of the Indenture or Servicing Agreement, as applicable, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Average: For any Payment Date, the fraction, expressed as a percentage, equal to the average of the related Delinquency Rates for each of the three (or one through two, in the case of the first through second Payment Dates) immediately preceding months.

Scheduled Payment: For any Loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related Mortgage Note, as reduced by any Relief Act Reductions.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Security: Any of the Certificates or Notes.

Securityholder or Holder: Any Noteholder or a Certificateholder.

Seller or Sponsor: DLJ Mortgage Capital, Inc.

Senior Enhancement Percentage: For any Payment Date the fraction, expressed as a percentage, the numerator of which is the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Payment Date, and the denominator of which is the excess, if any, of the Aggregate Collateral Balance of the Loans for such Payment Date over the outstanding Class Principal Balance of the Class G Certificates.

Servicer: PNC, and its successors and assigns.

Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicer Remittance Date: The 18th day of each month, or if such day is not a Business Day, then the next Business Day.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the inspection, preservation, restoration and protection of a Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Loans including any expenses incurred in relation to any such proceedings that result from the Loan being registered on the MERS System (provided that such expenses are reasonable and that the Servicer specifies the Loan(s) to which such expenses relate, and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Servicer), (c) the management and liquidation of any REO (including default management and similar services, appraisal services and real estate broker services), (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and primary mortgage insurance policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Servicer, with respect to the liquidation of the Mortgaged Property in accordance with the terms of the Servicing Agreement, (f) compliance with the obligations under Section 3.04 of the Servicing Agreement (except for deposits made in connection with the deductible clause in a blanket policy), (g) the cost of obtaining any broker’s price opinion in accordance with Section 3.07 of the Servicing Agreement, (h) expenses incurred in connection with the recordation of Assignments of Mortgage or substitutions of trustees, (i) obtaining any legal documentation required to be included in a Mortgage File and/or correcting any outstanding title issues (ie. any lien or encumbrance on the related Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for such Servicer to perform its obligations under this Agreement and (j) expenses incurred in connection with any instrument of satisfaction or deed of reconveyance or substitutions of trustees on deeds of trust.

Servicing Agreement: The Servicing Agreement dated as of the Cut-Off Date among the Issuer, the Servicer and the Indenture Trustee.

Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of a Servicer in accordance with Section 4.01 of the Servicing Agreement.

Servicing Default: The meaning specified in Section 7.01 of the Servicing Agreement.

Servicing Fee: With respect to the Servicer and any Collection Period, the sum of (i) late fees and other fees to which the Servicer is entitled under the Servicing Agreement and Prepayment Interest Excess, that have been paid during such Collection Period, and (ii) one-twelfth of the product of (A) the Servicing Fee Rate and (B) the aggregate Principal Balance of the Loans serviced by such Servicer as of the first day of the month for which such fee is being calculated (such fee shall be payable monthly and pro-rated for any partial month).

Servicing Fee Rate: With respect to each Loan, 0.50% per annum.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loans serviced by the Servicer whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by such Servicer, as such list may be amended from time to time.

Significant Net Recoveries: With respect to a defaulted Loan, a determination by a Servicer that either (A) the potential Net Recoveries are anticipated to be greater than or equal to the sum of (i) the total indebtedness of the senior lien on the related Mortgaged Property and (ii) $10,000 (after anticipated expenses and attorneys’ fees) or (B) the related Mortgagor has shown a willingness and ability to pay over the previous six months.

Single Note: A Note in the amount of $1,000.

Special Serviced Loan: The Loans for which the Special Servicer acts as servicer pursuant to Section 3.21 of the Servicing Agreement.

Special Servicer: Any special servicer appointed by the Class X-1 Certificateholder pursuant to Section 3.21 of the Servicing Agreement.

Special Servicing: With regard to any Loans that become Charged Off Loans, the servicing of such Charged Off Loans using specialized collection procedures (including foreclosure, if appropriate) to maximize recoveries.

Standard & Poor’s: Standard & Poor’s Ratings Services or its successor in interest.

Startup Date: March 9, 2007.

Stated Value: With respect to any Loan, the value of the related Mortgaged Property as stated by the related Mortgagor in his or her application.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.

Stepdown Date: For any Payment Date, the later to occur of (x) the Payment Date occurring in March 2010 and (y) the first Payment Date on which the Senior Enhancement Percentage, calculated for purposes of calculating the related Overcollateralization Amount only, after taking into account payments of principal on the Loans, but prior to any payment of the related Principal Payment Amount to the related Notes then entitled to payments of principal on that Payment Date, is greater than or equal to approximately 8.26%.

Subsequent Loan: Any Loan other than an Initial Loan conveyed to the Trust Fund pursuant to Section 2.04 of the Indenture and to a Subsequent Transfer Agreement, which Loan shall be listed on the revised Loan Schedule delivered pursuant to the Indenture and on Schedule A to such Subsequent Transfer Agreement. When used with respect to a single Subsequent Transfer Date, Subsequent Loan shall mean a Subsequent Loan conveyed to the Trust on that Subsequent Transfer Date.

Subsequent Loan Interest: Any amount constituting an related Interest Remittance Amount (other than an amount withdrawn from the related Capitalized Interest Account pursuant to clause (v) of the definition of “Interest Remittance Amount”) received or advanced with respect to a Subsequent Loan during the Collection Periods relating to the March 2007, April 2007 and May 2007 Payment Dates, but only to the extent of the excess of such amount over the amount of interest accruing on such Subsequent Loan during the related period at a per annum rate equal to 2.93%, 6.04% and 6.20%, respectively. The Subsequent Loan Interest shall not be an asset of any REMIC.

Subsequent Recoveries: As of any Payment Date, all amounts (other than Liquidation Proceeds) received by a Servicer specifically related to a previously Liquidated Loan during the related Collection Period.

Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit D to the Loan Purchase Agreement, executed and delivered by the Servicers, the Depositor, the Issuer, the Seller and the Indenture Trustee as provided in Section 2.04 of the Indenture.

Subsequent Transfer Date: For any Subsequent Transfer Agreement, the date the related Subsequent Loans are transferred to the Trust Fund pursuant to the related Subsequent Transfer Agreement.

Subservicer: Any Person with whom a Servicer has entered into a Subservicing Agreement as a Subservicer by such Servicer.

Subservicing Account: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.02(c) of the Servicing Agreement.

Subservicing Agreement: Any written contract between a Servicer and any Subservicer relating to servicing and administration of certain Loans as provided in Section 3.01 of the Servicing Agreement.

Subservicing Fee: With respect to any Collection Period, any fee retained monthly by a Subservicer which will be paid out of the Servicing Fee.

Substitution Amount: The amount, if any, by which the Principal Balance of a Loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Principal Balance of the related substitute loan, plus unpaid interest accrued thereon.

Targeted Overcollateralization Amount: For any Payment Date prior to the Stepdown Date, the sum of (a) 4.13% of the Aggregate Collateral Balance as of the Cut-off Date and (b) the Additional Balance Advance Amount for that Payment Date. With respect to any Payment Date on or after the related Stepdown Date with respect to which a Trigger Event is not in effect, the greater of (a) 8.26% of the Aggregate Collateral Balance for such Payment Date and (b) 0.50% of the related Aggregate Collateral Balance as of the Cut-off Date. With respect to any payment date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the Payment Date immediately preceding such Payment Date; provided, however, that the Targeted Overcollateralization Amount may be reduced at any time with the consent of the Rating Agencies and the Insurer in connection with the delivery of additional credit enhancement to the Issuing Entity. Notwithstanding the foregoing, on and after any Payment Date following the reduction of the aggregate Class Principal Balance of the Class A-1 Notes and the Class G Certificates to zero, the Targeted Overcollateralization Amount shall be zero. Upon (x) written direction by the majority Holder of the Class X-1 Certificates and (y) the issuance by an affiliate of the Depositor of a credit enhancement contract in favor of REMIC I which is satisfactory to the Rating Agencies and (z) receipt by the Indenture Trustee of an Opinion of Counsel, which opinion shall not be an expense of the Indenture Trustee or the Trust Fund, but shall be at the expense of the majority Holder of the Class X-1 Certificates, to the effect that such credit enhancement contract will not cause the imposition of any federal tax on the Trust Fund or the Noteholders or Certificateholders or cause REMIC I, REMIC II and REMIC III to fail to qualify as a REMIC at any time that any related Notes or Certificates are outstanding, the Targeted Overcollateralization Amount shall be reduced to the level approved by the Rating Agencies as a result of such credit enhancement contract. Any credit enhancement contract referred to in the previous sentence shall be collateralized by cash or mortgage loans, provided that (i) the Aggregate Loan Balance of the Loans collateralizing any such credit enhancement contract shall not be less than the excess, if any, of (x) the initial Targeted Overcollateralization Amount over (y) the then-current Overcollateralization Amount and (ii) the issuance of any credit enhancement contract supported by mortgage loans shall not result in a downgrading of the ratings assigned by the Rating Agencies.

Terminating Entity: As determined by the Indenture Trustee pursuant to Section 10.21 of the Indenture. The Terminating Entity shall be determined on each Optional Termination Date.

Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References in the Basic Documents to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trigger Event: With respect to any Payment Date on or after the Stepdown Date, a Trigger Event will be in effect if either (i) the related Rolling Three Month Delinquency Average equals or exceeds 5.50% of the Aggregate Collateral Balance of the Loans as of such Payment Date or (ii) the Cumulative Realized Losses on the Loans exceed the percentage of the initial Aggregate Collateral Balance of the Loans for such Payment Date as specified below:

Payment Date	Percentage of Initial Aggregate Loan Balance
March 2007 - February 2010	N/A
March 2010 - February 2011	2.65% for the first month, plus an additional 1/12th of 1.15% for each month thereafter
March 2011 - February 2012	3.80% for the first month, plus an additional 1/12th of 0.85% for each month thereafter
March 2012 - February 2013	4.65% for the first month, plus an additional 1/12th of 0.95% for each month thereafter
March 2013 and thereafter	5.60%

Trust Agreement: The Trust Agreement, dated as of the Closing Date, between the Owner Trustee and the Depositor.

Trust Collateral: The meaning specified in Section 10.18(b) of the Indenture.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

Trustee Additional Expenses: All reasonable expenses and disbursements incurred or made by the Indenture Trustee and the Administrator in accordance with any of the provisions of the Indenture and the Administration Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Notes, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Indenture Trustee, to the extent that the Indenture Trustee or the Administrator must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Notes and (D) any other reasonable expenses incurred other than in the ordinary course of its business by the Indenture Trustee or the Administrator in connection with its duties hereunder or under the Administration Agreement.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

Uncertificated Pass-Through Rate: The Uncertificated REMIC IIA Pass-Through Rate and the Uncertificated REMIC IIB Pass-Through Rate.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Payment Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Payment Date pursuant to Section 3.05 of the Indenture and, if and to the extent necessary and appropriate, shall be further reduced on such Payment Date by Realized Losses as provided in Section 3.26 of the Indenture, and the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ shall be increased by interest deferrals as provided in Section 11.02 of the Indenture. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interest LT-1, and the Accrual Periods in April 2007, May 2007 and June 2007, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Initial Loans; with respect to REMIC I Regular Interest LT-PF and the Accrual Periods in April 2007, May 2007 and June 2007, a per annum rate equal to 2.93%, 6.04% and 6.20%, respectively, and with respect to each REMIC I Regular Interest LT-1 and REMIC I Regular Interest LT-PF and each Accrual Period thereafter, the weighted average of the Net Mortgage Rates on the Loans.

Uncertificated REMIC II Pass-Through Rate: For any Payment Date, with respect to REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A-1, REMIC II Regular Interest LT-ZZ, REMIC II Regular Interest LT-P and REMIC II Regular Interest LT-AR, a per annum rate (but not less than zero) equal to the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest for each such Payment Date.

Underwriter: Credit Suisse Securities (USA) LLC or any successor thereto.

Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

United States Person: A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations).

Voting Rights: The portion of the voting rights of the Holders of the Notes allocated to each Class of Notes. 100% of all of the Voting Rights exercisable by the Noteholders shall be allocated among the Classes of Class A Notes in accordance with their respective outstanding Note Balances. Voting Rights shall be allocated among the Holders of a Class of Notes on a pro rata basis in accordance with their respective Percentage Interests.